As filed with the Securities and Exchange Commission on November 10, 2020

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON INGALLS INDUSTRIES, INC.*

(Exact name of registrant as specified in its charter)

* The co-registrants listed on the next page are also included in this registration statement as additional registrants.

Delaware	3730	90-0607005
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4101 Washington Avenue

Newport News, VA 23607

(757) 380-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad N. Boudreaux

Executive Vice President and Chief Legal Officer

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, VA 23607

(757) 380-2000

(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Erika L. Robinson

Lillian C. Brown

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

(212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and on the consummation of the business combination described in the enclosed proxy statement/prospectus/information statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
3.844% Senior Notes due 2025	$500,000,000	100%	$500,000,000	$54,550
Guarantees of 3.844% Senior Notes due 2025(2)	—	—	—	—
4.200% Senior Notes due 2030	$500,000,000	100%	$500,000,000	$54,550
Guarantees of 4.200% Senior Notes due 2030(2)	—	—	—	—

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Huntington Ingalls Industries, Inc. are Registrant Guarantors:

Exact Name of Registrant Guarantor as specified in its Charter	State of Organization	I.R.S. Employer Identification Number	Standard Industrial Classification Number
Fleet Services Holding Corp.	DE	54-1946720	6719
Fulcrum IT Services, LLC	VA	27-2398839	7379
G2, Inc.	MD	52-2303495	7373
HII Energy Inc.	VA	26-3545840	8700
HII Fleet Support Group LLC	DE	54-1939565	8711
HII Mechanical Inc.	VA	54-0793624	8700
HII Mission Driven Innovative Government Solutions Inc.	DE	54-1339972	8700
HII Mission Driven Innovative Solutions Holding Company	DE	81-1485592	8700
HII Mission Driven Innovative Solutions Inc.	DE	06-1159755	8700
HII Mission Driven Innovative Technical Services LLC	AL	30-0290292	8700
HII Nuclear Inc.	DE	13-2635898	8700
HII San Diego Shipyard Inc.	CA	95-3647413	3731
HII Services Corporation	DE	47-1929107	7380
HII Technical Solutions Corporation	DE	81-4093439	8700
HII Unmanned Maritime Systems, Inc.	DE	47-1812325	3730
Huntington Ingalls Engineering Services, Inc.	DE	46-5604607	8700
Huntington Ingalls Incorporated	VA	54-0318880	3730
Huntington Ingalls Industries Energy and Environmental Services, Inc.	DE	46-4331677	8700
Huntington Ingalls Unmanned Maritime Systems, Inc.	DE	47-1808444	3730
Hydroid, Inc.	DE	51-0659798	8742
Integrated Information Technology Corporation	IL	37-1278528	8700
Newport News Nuclear Inc.	VA	11-3813378	8700
Pegasus International, Inc.	TX	76-0609200	8700
The PTR Group, LLC	VA	54-1969575	7371
Universal Ensco, Inc.	TX	76-0013164	8700
UniversalPegasus International Holdings, Inc.	DE	46-1032616	8700
UniversalPegasus International, Inc.	DE	26-1809795	8700
UP International, Inc.	DE	26-3435933	8700
UP Support Services, Inc.	DE	26-1809856	8700
Veritas Analytics, Inc.	VA	54-1932458	8700

*	The address for each of the Registrant Guarantors is c/o Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 10, 2020

PRELIMINARY PROSPECTUS

Huntington Ingalls Industries, Inc.

Offer to Exchange

up to $500,000,000 3.844% Senior Notes due 2025 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding unregistered 3.844% Senior Notes due 2025

and

up to $500,000,000 4.200% Senior Notes due 2030 that have been registered under the Securities Act, for any and all of

our outstanding unregistered 4.200% Senior Notes due 2030

Terms of the Exchange Offer

We are offering $500,000,000 aggregate principal amount of new 3.844% Senior Notes due 2025 (the “New 2025 Notes”) in exchange for an equal amount of outstanding 3.844% Senior Notes due 2025 (the “Old 2025 Notes” and, together with the New 2025 Notes, the “2025 Notes”) and $500,000,000 aggregate principal amount of new 4.200% Senior Notes due 2030 (the “New 2030 Notes”) in exchange for an equal amount of outstanding 4.200% Senior Notes due 2030 (the “Old 2030 Notes” and, together with the New 2030 Notes, the “2030 Notes”). We refer to the Old 2025 Notes and the Old 2030 Notes collectively in this prospectus as the “Old Notes.” We refer to the New 2025 Notes and the New 2030 Notes collectively in this prospectus as the “New Notes.”

•

The exchange offer expires at 5:00 p.m., New York City time, on                , 2020, unless extended (the date and time referred to herein as the “expiration date”). We do not currently intend to extend the expiration date.

•	Tenders of Old Notes may be withdrawn at any time prior to the expiration date.

•	All Old Notes that are validly tendered and not validly withdrawn will be exchanged.

•	The exchange of Old Notes for New Notes generally will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•

The terms of the New Notes to be issued in the exchange offer are substantially the same as the terms of the Old Notes, except that the offer of the New Notes is registered under the Securities Act, and the New Notes have no transfer restrictions, rights to additional interest or registration rights.

•	The New Notes will not be listed on any securities exchange. A public market for the New Notes may not develop, which could make selling the New Notes difficult.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the New Notes to be issued in the exchange offer involves certain risks. See “Risk Factors” beginning on page 8.

We are not making an offer to exchange New Notes for Old Notes in any jurisdiction where the offer is not permitted. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020

- i -

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data included in this prospectus and the documents incorporated by reference in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and third-party surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these surveys, studies and publications is reliable, we have not independently verified such data and we do not make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

PRESENTATION OF FINANCIAL AND OPERATING INFORMATION

In this prospectus, we disclose non-GAAP financial measures, including segment operating income and free cash flow, which are derived on the basis of methodologies other than generally accepted accounting principles in the United States (“GAAP”). In “Summary Condensed Consolidated Financial Data” included in this prospectus, we provide reconciliations of segment operating income to total operating income and free cash flow to net cash provided by (used in) operating activities. The non-GAAP financial measures described in this prospectus are not a substitute for the GAAP measures of earnings or liquidity. We believe that these non-GAAP financial measures are widely used by investors and are useful indicators to measure our current and period-to-period performance. We use segment operating income and free cash flow as key operating metrics in assessing the performance of our business and as key performance measures in evaluating management performance and determining incentive compensation. We use segment operating income to evaluate our core operating performance and believe it reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our business. In addition, we believe free cash flow is an important measure for our investors because it provides investors insight into our ability to generate cash from continuing operations. Because not all companies use identical calculations, our presentation of segment operating income and free cash flow may not be comparable to similarly titled measures of other companies.

- ii -

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” and “may” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Among the factors that could cause actual results to differ materially are the risks and uncertainties described under the “Summary” and “Risk Factors” captions of this prospectus and those described in the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated by reference in this prospectus, including the following:

•	Changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans);

•	Our ability to estimate our future contract costs and perform our contracts effectively;

•	Changes in procurement processes and government regulations and our ability to comply with such requirements;

•	Our ability to deliver our products and services at an affordable life cycle cost and compete within our markets;

•	Natural and environmental disasters and political instability;

•	Our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions;

•	Adverse economic conditions in the United States and globally;

•	Health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic;

•	Changes in key estimates and assumptions regarding our pension and retiree health care costs;

•	Security threats, including cyber security threats, and related disruptions; and

•	Other risk factors discussed herein and in our other filings with the SEC.

There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

- iii -

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus and provides an overview of our company. For a more complete understanding of our business, you should read the entire prospectus and the documents incorporated by reference in this prospectus carefully, particularly the discussion set forth under “Risk Factors” in this prospectus, and our consolidated financial statements and the respective notes to those statements incorporated by reference herein.

Our Company

Huntington Ingalls Industries, Inc. (“HII”, the “Company”, “we”, “us”, or “our”) is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, our Ingalls Shipbuilding segment (“Ingalls”) in Mississippi and Newport News Shipbuilding segment (“Newport News”) in Virginia have built more ships in more ship classes than any other U.S. naval shipbuilder. We also provide a range of services to the governmental, energy, and oil and gas markets through our Technical Solutions segment. Headquartered in Newport News, Virginia, HII employs approximately 42,000 people domestically and internationally.

We conduct most of our business with the U.S. Government, primarily the Department of Defense. As prime contractor, principal subcontractor, team member, or partner, we participate in many high-priority U.S. defense programs. Ingalls includes our non-nuclear ship design, construction, repair, and maintenance businesses. Newport News includes all of our nuclear ship design, construction, overhaul, refueling, and repair and maintenance businesses. Our Technical Solutions segment provides mission critical solutions, including defense and federal, nuclear and environmental, and oil and gas services and unmanned systems.

Our principal executive offices are located at 4101 Washington Avenue, Newport News, Virginia 23607, and our telephone number is (757) 380-2000.

Summary of the Exchange Offer

Background	On March 30, 2020, we issued $500,000,000 aggregate principal amount of Old 2025 Notes and $500,000,000 aggregate principal amount of Old 2030 Notes in a private offering. In connection with that offering, we entered into a registration rights agreement (as defined in “Description of the Exchange Offer”) in which we agreed, among other things, to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange Old 2025 Notes for New 2025 Notes and Old 2030 Notes for New 2030 Notes evidencing the same indebtedness and with substantially identical terms to the corresponding series of Old Notes. You should read the discussion under the heading “Description of the Notes” for further information regarding the New Notes.

The Exchange Offer	We are offering to exchange New Notes for a like principal amount of the corresponding series of Old Notes validly tendered and accepted.

The New 2025 Notes will bear interest at 3.844% per annum and the New 2030 Notes will bear interest at 4.200% per annum. Interest on the New Notes will accrue from the most recent date to which interest has been paid or duly provided for on the Old Notes. Interest is payable on November 1 and May 1 of each year. We will not pay any accrued and unpaid interest on the Old Notes that we acquire in the exchange offer. Any Old Notes not exchanged will remain outstanding and continue to accrue interest according to their terms.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the Old 2025 Notes are outstanding and $500,000,000 aggregate principal amount of the Old 2030 Notes are outstanding.

Denominations of New Notes	Tendering holders of Old Notes must tender Old Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2020, unless we extend or terminate the exchange offer, in which case “expiration date” will mean the latest date and time to which we extend the exchange offer. We do not currently intend to extend the expiration date.

Settlement Date	The settlement date of the exchange offer will be promptly after the expiration date of the exchange offer.

Withdrawal of Tenders	Tenders of Old Notes may be withdrawn at any time prior to the expiration date.

Conditions to the Exchange Offer	Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or waive. See “Description of the Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering	If you hold Old Notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you may follow the automatic tender offer program (“ATOP”) procedures established by DTC for tendering the Old Notes that are held in book-entry form. The

ATOP procedures require (i) that the exchange agent receive, prior to the expiration date of the exchange offer, a computer- generated message known as an “agent’s message” that is transmitted through ATOP and (ii) that DTC confirm that:

• DTC has received instructions to exchange your Old Notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more details, please read “Description of the Exchange Offer—Terms of the Exchange Offer” and “Description of the Exchange Offer—Procedures for Tendering.” If you elect to have Old Notes exchanged pursuant to this exchange offer, you must properly tender your Old Notes prior to the expiration date. All Old Notes validly tendered and not properly withdrawn will be accepted for exchange. Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If you wish to accept and participate in this exchange offer and you cannot get your required documents to the exchange agent on time, you must send all of the items required by the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures	If you wish to tender your Old Notes and:

• your Old Notes are not immediately available;

• you are unable to deliver on time your Old Notes, the letter of transmittal or any other document that you are required to deliver to the exchange agent; or

• you cannot complete the procedures for delivery by book-entry transfer on time,

then you may tender your Old Notes according to the guaranteed delivery procedures that are discussed in the letter of transmittal and in “Description of the Exchange Offer—Procedures for Tendering— Guaranteed Delivery Procedures.”

Consequences of Failure to Exchange	If we complete the exchange offer and you do not participate in it, then:

• your Old Notes will continue to be subject to the existing restrictions upon their transfer;

• certain interest rate provisions will no longer apply to your Old Notes;

• we will have no further obligation to provide for the registration under the Securities Act of those Old Notes except under certain limited circumstances; and

• the liquidity of the market for your Old Notes could be adversely affected.

Taxation	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes in this exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer.

Summary of the New Notes

The New Notes will be substantially identical to the Old Notes, except that the New Notes will be registered under the Securities Act and will not have restrictions on transfer, rights to additional interest or registration rights. The New Notes will evidence the same debt as the Old Notes, and the same indenture will govern the New Notes and the Old Notes.

The following summary is provided solely for your convenience. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Notes, see “Description of the Notes.”

Issuer	Huntington Ingalls Industries, Inc.

Securities Offered	$500,000,000 aggregate principal amount of 3.844% Senior Notes due May 1, 2025; and $500,000,000 aggregate principal amount of 4.200% Senior Notes due May 1, 2030.

Maturity	New 2025 Notes: May 1, 2025 New 2030 Notes: May 1, 2030

Interest	Interest will be payable in cash on May 1 and November 1 of each year.

Optional Redemption	At any time prior to April 1, 2025, in the case of the 2025 Notes, and February 1, 2030, in the case of the 2030 Notes (each such date, a “par call date”), we have the option to redeem the respective series of New Notes, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, plus a “make-whole” premium as set forth under “Description of the Notes—Optional Redemption.”

On and after the applicable par call date, we will have the option to redeem the respective series of New Notes, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount of the New Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Change of Control	Upon a change of control triggering event (as defined in “Description of the Notes”), we will be required to make an offer to purchase the New Notes as well as the Old Notes. The purchase price will equal 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. We may not have sufficient funds available at the time of any change of control triggering event to make any required debt repayment (including repurchases of the Notes). See “Risk Factors—Risks Relating to the Notes—The Notes are subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the New Notes following a change of control triggering event.

Guarantees	The New Notes will be fully and unconditionally guaranteed by each of our existing and future domestic subsidiaries that guarantees debt under our Credit Facilities (as defined in “Description of Material Indebtedness—Credit Facilities”) and, subject to certain exceptions, by any wholly owned domestic subsidiary that incurs or guarantees debt under any Credit Facility (as defined in “Description of the Notes”). The subsidiary guarantees will rank equally in right of payment with all other unsubordinated indebtedness of the subsidiary guarantors but will be effectively junior to all of the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness.

Ranking	The New Notes and the subsidiary guarantees will be unsecured senior obligations and will rank:

• senior in right of payment to all of our and our subsidiary guarantors’ future senior subordinated and subordinated indebtedness;

• equally in right of payment with any of our and our subsidiary guarantors’ existing and future unsubordinated indebtedness, including the Old Notes and our Credit Facilities;

• effectively junior to all of our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness; and

• structurally junior to all of the obligations, including trade payables, of any of our subsidiaries that do not guarantee the New Notes.

As of September 30, 2020, on an actual basis, we had $2.278 billion of total debt, $1.734 billion of unutilized capacity under our Credit Facilities and approximately $16 million of issued but undrawn letters of credit. See “Description of Material Indebtedness.”

Certain Covenants	The terms of the New Notes restrict our ability to:

• incur certain debt secured by liens or enter into certain sale and leaseback transactions; and

• effect a consolidation or merger.

However, these limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

No Established Trading Market	The New Notes will be a new issue of securities with no established trading market. The New Notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the New Notes will develop. If an active or liquid trading market for the New Notes does not develop, the market price and liquidity of the New Notes may be adversely affected.

Form and Denominations	The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000. The New Notes will be book-entry only and registered in the name of a nominee of DTC.

Risk Factors	Investing in the New Notes involves substantial risks and uncertainties. See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association

Governing Law	The New Notes and the guarantees will be governed by the laws of the State of New York.

SUMMARY CONDENSED CONSOLIDATED FINANCIAL DATA

The following summary historical consolidated financial and other data should be read in conjunction with the consolidated financial statements and the related notes incorporated by reference into this prospectus. The following tables set forth the summary historical consolidated financial and other data as of the dates and for the periods indicated. The summary historical condensed consolidated financial data for the nine months ended September 30, 2020 and 2019 has been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus. The summary historical condensed consolidated financial data as of December 31, 2019 and 2018, and for each of the three years in the three-year period ended December 31, 2019 presented in the tables below, has been derived from our audited consolidated financial statements incorporated by reference into this prospectus. The summary historical condensed consolidated financial data as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016 presented in the tables below has been derived from certain of our audited and unaudited consolidated financial statements that are not incorporated by reference into this prospectus and should be read in conjunction with such financial statements and the notes thereto. Historical results are not necessarily indicative of the results to be expected for future periods.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
($ in millions except per share data)
Statement of Operations data:
Total sales and service revenues	$6,604	$6,487	$8,899	$8,176	$7,441	$7,068	$7,020
Total cost of sales and service revenues	6,110	5,937	8,163	7,225	6,560	6,192	6,246

Operating income	494	550	736	951	881	876	774
Interest expense(1)	(68)	(52)	(70)	(58)	(94)	(74)	(137)
Other non-operating income (expense)	81	13	17	78	(15)	(18)	(5)
Earnings before income taxes	507	511	683	971	772	784	632

Federal and foreign income taxes	60	111	134	135	293	211	228
Net earnings	447	$400	$549	$836	$479	$573	$404

Diluted earnings per share	$10.98	$9.66	$13.26	$19.09	$10.46	$12.14	$8.36
Statement of Financial Position data (at period end):
Cash	744	32	$75	$240	$701	$720	$894
Working capital(2)	(96)	43	(180)	(324)	103	79	116
Total assets	8,445	7,184	7,031	6,383	6,374	6,352	6,024
Total debt	2,278	1,549	1,286	1,283	1,279	1,278	1,273
Other financial data and ratios:
Backlog	$45,348	$39,228	$46,494	$22,995	$21,367	$20,735	$22,062
Depreciation and amortization(3)	177	161	227	203	205	186	180
Net cash provided by (used in) operating activities	491	330	896	914	814	822	861
Dividends per share	3.09	2.58	3.61	3.02	2.52	2.10	1.70
Capital expenditures(4)	203	278	436	402	361	285	188
Segment operating income(5)	313	458	631	663	688	715	667
Free cash flow(6)	288	52	460	512	453	537	673

(1)	Interest expense includes amortization of deferred financing fees.
(2)	Working capital calculation excludes cash.
(3)	Depreciation and amortization excludes amortization of deferred financing fees.

(4)	Capital expenditures are presented net of grant proceeds for capital expenditures.
(5)

Segment operating income is a non-GAAP financial measure, defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes. The Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS). Our pension and postretirement plan expense is charged to our contracts under CAS and included in segment operating income. We provide below a reconciliation of operating income to segment operating income.

We provide below a reconciliation of operating income to segment operating income.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Operating Income	494	550	736	951	881	876	774
Non-segment factors affecting operating income
Operating FAS/CAS Adjustment	(186)	(94)	(124)	(290)	(205)	(163)	(109)
Non-current state income taxes	5	2	19	2	12	2	2

Segment Operating income	$313	$458	$631	$663	$688	$715	$667

(6)	Free cash flow is a non-GAAP financial measure and represents net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

We provide below a reconciliation of cash flow from operating activities to free cash flow.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Net cash provided by (used in) operating activities	$491	$330	$896	$914	$814	$822	$861
Less capital expenditures:
Capital expenditure additions	(220)	(349)	(530)	(463)	(382)	(285)	(188)
Grant proceeds for capital expenditures	17	71	94	61	21	—	—

Free cash flow	288	$52	$460	$512	$453	$537	$673

RISK FACTORS

Participating in the exchange offer and an investment in the New Notes involves risks and uncertainties. There are a number of factors associated with our business that could affect your decision whether to invest in the New Notes. The following discussion describes the material risks currently known to us. However, additional risks that we do not know about or that we currently view as immaterial may also impair our business or adversely affect the Notes. You should carefully consider each of the following risks, which we believe are the principal risks that we face and of which we are currently aware, and all of the other information in this prospectus before making a decision to invest in the New Notes.

Except where otherwise indicated, the following risks apply to the outstanding Old Notes and will apply equally to the New Notes. We refer to the Old Notes and the New Notes collectively as the “Notes,”

Risks Relating to our Business

Risks relating to our business are described under Part I, Item 1A of the subsection entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Part II, Item 1A of the subsection entitled “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and are incorporated herein by reference.

Risks Relating to the Notes

Our debt exposes us to certain risks and we can incur substantially more debt, which may increase these risks.

As of September 30, 2020, we had $2.278 billion of total debt, including the Old Notes, our 5.000% senior Notes due 2025 (the “5.000% 2025 Notes”), our 3.483% senior Notes due 2027 (the “2027 Notes”), and our outstanding Mississippi IRBs and GoZone IRBs (each as defined under “Description of Material Indebtedness”). As of September 30, 2020, we had $1.734 billion of unutilized borrowing capacity under our Credit Facilities. Our $1.250 billion 2017 Credit Facility (as defined under “Description of Material Indebtedness”) also permits us to solicit lenders to provide incremental revolving loan commitments, up to two new tranches of revolving credit facilities and/or new tranches of term loans in an aggregate amount not to exceed $1.0 billion. In addition, to the extent we determine it is advisable to obtain additional liquidity to support our working capital needs, capital expenditures, acquisitions and investments, service debt, pay taxes, fund pension plans and support other business needs, we may borrow additional amounts under our commercial paper program or the Credit Facilities, enter into new credit facilities or issue additional debt in the capital markets.

Our Credit Facilities contain certain restrictions on our and our subsidiaries’ ability to incur additional debt. These restrictions are subject to a number of qualifications and exceptions, and we could incur substantial amounts of debt in compliance with such restrictions. See “Description of Material Indebtedness.” The indenture governing the Notes, like the indenture governing our 2027 Notes, does not limit the incurrence of debt by us or our subsidiaries, including additional secured debt (subject to the specified limitations on the incurrence of certain liens securing such debt and the requirement in certain cases that subsidiaries incurring or guaranteeing such debt also guarantee the Notes).

The amount of our existing debt, combined with our ability to incur significant amounts of debt in the future, could have important consequences, including: making it more difficult for us to satisfy our obligations with respect to the Notes; increasing our vulnerability to adverse economic or industry conditions; requiring us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes; increasing our vulnerability to, and limiting our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate; exposing us to the risk of increased interest rates as borrowings under our Credit Facilities are subject to variable interest rates; placing us at a competitive disadvantage compared to our competitors that have less debt; and limiting our ability to borrow additional funds. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they face would be increased, and we may not be able to meet all our debt obligations, including repayment of the Notes, in whole or in part.

We are subject to restrictive covenants in our Credit Facilities.

Our Credit Facilities limit, and any future indebtedness that we incur may further limit, our ability, among other things, to:

•	incur additional debt;

•	incur certain debt secured by liens;

•	enter into sale and leaseback transactions;

•	consolidate, merge or sell or otherwise dispose of all or substantially all of our assets;

•	make restricted payments; or

•	engage in any business other than the permitted business.

Our Credit Facilities also require that we not exceed a maximum total leverage ratio. See “Description of Material Indebtedness—Credit Facilities.”

These restrictions may restrict our financial flexibility, limit strategic initiatives, restrict our ability to grow or limit our ability to respond to competitive changes. As a result of these restrictions, we will be limited in the manner in which we can conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Accordingly, these restrictions may limit our ability to successfully execute our strategy and operate our business.

The indenture that governs the Notes and the indenture governing our 2027 Notes contain only limited covenants.

The indenture that governs the Notes, like the indenture governing our 2027 Notes, contains limited covenants, including those restricting our ability to incur certain debt secured by certain liens, to enter into certain sale and leaseback transactions and to effect a consolidation or merger. The covenants in the indenture that governs the Notes, like the indenture governing our 2027 Notes, allow us and our subsidiaries to incur liens securing a significant amount of debt. See “Description of the Notes—Certain Covenants.” In light of these exceptions, holders of the Notes may be structurally or effectively subordinated to new secured lenders and will not have protection against many actions that could diminish the value of the Notes.

If we default on our obligations to pay our other debt, we may not be able to make payments on the Notes.

Any default under the agreements governing our debt, including a default under either of our Credit Facilities, that is not waived by the required lenders or holders of such debt, and the remedies sought by the holders of such debt could prevent us from paying principal and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our debt, or if we otherwise fail to comply with the various covenants in the agreements governing our debt, including the covenants contained in our Credit Facilities, we would be in default under the terms of those agreements. In the event of such a default under either of our Credit Facilities, including a failure to satisfy the maximum total leverage ratio requirements:

•	the lenders under our Credit Facilities could elect to terminate their commitments thereunder and declare all the outstanding loans thereunder to be due and payable; and

•	such default could cause a cross-default or cross-acceleration under our other debt.

As a result of such default and any actions the lenders may take in response thereto, we could be forced into bankruptcy or liquidation.

The Notes will not be secured by any of our assets. Any holder of existing or future secured debt we may incur will have a prior claim on our assets to the extent of the value of the assets securing that indebtedness.

The Notes and guarantees will not be secured by any of our assets and, therefore, will be effectively junior to all of our existing and future secured indebtedness and the existing and future secured indebtedness of the subsidiary guarantors, to the extent of the value of the assets securing such indebtedness. If we become insolvent or are liquidated, or if any of our secured indebtedness is accelerated, the lenders under our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders of any such secured debt would have a prior claim on such assets. In that event, because the Notes are not secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy noteholders’ claims in full. In addition, claims of the U.S. Navy for ships we are building for it may be prior to your claims under the Notes in the event of an insolvency event. As of September 30, 2020, we had no secured indebtedness.

Your rights as a noteholder will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the Notes.

Any liabilities of our subsidiaries that do not guarantee the Notes, including any claims of trade creditors, debtholders, and preferred stockholders, if any, will be effectively senior to your claim as a holder of the Notes and related guarantees. Subject to limitations in our Credit Facilities, the indenture governing our 2027 Notes and the indenture governing the Notes, such non-guarantor subsidiaries may incur additional debt (and may incur other liabilities). In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, their creditors will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us as the holder of the equity of these subsidiaries. As of September 30, 2020, our non-guarantor subsidiaries had no material assets or liabilities.

Our ability to meet our obligations under our debt depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

We conduct all of our operations through our subsidiaries. Consequently, our ability to service our debt is dependent, in part, upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans, advances or other payments. The ability of our subsidiaries to pay dividends and make other payments to us depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations, as well as future agreements to which our subsidiaries may be a party.

The Notes are subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the Notes following a change of control triggering event.

Under the indenture governing the Notes, upon the occurrence of a defined “change of control triggering event” with respect to either series of Notes, which includes certain specified changes of control accompanied by certain ratings events, we will be required to offer to repurchase all outstanding Notes of such series at 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of repurchase. However, we may not have sufficient funds at the time of a change of control to make the required repurchase of the applicable series of Notes. Our failure to make or complete an offer to purchase upon the occurrence of a change of control triggering event would place us in default under the indenture governing the Notes. In addition, a change of control triggering event with respect to either series of Notes would constitute an event of default under our Credit Facilities and the indenture governing our 2027 Notes, which would limit our ability to make a change of control payment for the applicable series of Notes. As a result, in order to make any required change of control offer to purchase the applicable series of Notes, we would need to repay any debt then outstanding under our Credit Facilities or obtain the requisite consents from the lenders thereunder. However, there can be no assurance that we would be able to repay such debt or obtain such consents at such time.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the Notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations, the sale of our company to a public company that does not have a majority shareholder or a change in the constitution of a majority of our board of directors in certain situations, may not, under the indenture governing the Notes, constitute a “change of control” that would require us to repurchase the Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Notes. See “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Triggering Event.”

Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payments under the Notes and the guarantees.

Federal bankruptcy and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the guarantees. Although laws differ among jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, the Notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantees, and, in the case of (2) only, one of the following is also true:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees;

•	the issuance of the Notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court could find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the Notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor may not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. In addition, because the debt was incurred for our benefit, and only indirectly for the benefit of the guarantors, a court could conclude that the guarantors did not receive fair value.

As a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Different jurisdictions evaluate insolvency on various criteria. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court used, that the issuance of the Notes and the incurrence of the guarantees would not be held to constitute fraudulent transfers or conveyances on other grounds.

If a court were to find that the issuance of the Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such guarantee or further subordinate the Notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

Although each guarantee entered into by a guarantor contains a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer or conveyance laws, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Some of our indebtedness bears, or in the future will bear, variable rates of interest and exposes us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even if the amount borrowed remains the same, and our net income and cash flow, including cash available for servicing our indebtedness, will correspondingly decrease.

In addition, borrowings under our Credit Facilities, and any other credit facilities we may enter into in the future, may bear interest at a base rate based on LIBOR. LIBOR and other interest rate, equity, foreign exchange rate and other types of indices that are deemed to be “benchmarks” are the subject of recent international, national and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences that cannot be predicted. For example, on

July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority, or FCA, which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. As a result, it appears highly likely that LIBOR will be discontinued or modified by 2021. It is not possible to predict the effect that any such discontinuance or any changes in the methods by which LIBOR rates are determined, nor is it possible to predict the effect of any other reforms or proposals affecting LIBOR that may be enacted in the future, will have on our interest rate risk with respect to our Credit Facilities or any other credit facility we enter into in the future.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market prices of our securities, including the Notes.

Credit rating agencies rate our debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the credit rating agencies can include maintaining, upgrading or downgrading the current credit rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading by credit rating agencies, particularly those registered with the SEC as nationally recognized statistical rating organizations, would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market prices of our securities, including the New Notes.

Active trading markets for the New Notes may not develop or may be limited.

The New Notes of each series are new issues of securities for which there are no established trading markets. We do not intend to apply for listing of either series of the New Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, active trading markets for the New Notes may not develop or be maintained, and there can be no assurance as to the liquidity of any market that does develop. If active trading markets do not develop or are not maintained, the market prices and liquidity of the New Notes may be adversely affected. In that case, you may not be able to sell your New Notes at a particular time or at a favorable price. Future trading prices of the New Notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

We may redeem your Notes at our option, which may adversely affect your return.

We may redeem either series of the Notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus. Prevailing interest rates at the time we redeem the Notes may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes. See “Description of the Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the Notes.

Risks Relating to the Exchange Offer

The exchange offer may not be completed.

We are not obligated to complete the exchange offer under certain circumstances. See “Description of the Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their New Notes, during which time holders of Old Notes will not be able to effect transfers of their Old Notes tendered in the exchange offer.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the New Notes.

If you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. In addition, if you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

If you fail to exchange your Old Notes, the existing transfer restrictions will remain in effect and the market value of your Old Notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange your Old Notes for New Notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the Old Notes. In general, the Old Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the Old Notes.

The tender of Old Notes under the exchange offer will reduce the principal amount of the currently outstanding Old Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding Old Notes that you continue to hold following completion of the exchange offer.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the Old Notes. We will not receive any cash proceeds from the issuance of New Notes in the exchange offer. In consideration for issuing the New Notes, we will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled.

CAPITALIZATION

The following table presents our cash and cash equivalents and capitalization at September 30, 2020. The capitalization table below should be read together with the financial data set forth under “Summary Condensed Consolidated Financial Data” contained herein and our consolidated financial statements, the notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated in this prospectus by reference.

September 30, 2020 ($ in millions)
Cash and cash equivalents	$744

Long-term Debt:
5.000% Senior Notes due 2025(1)	600
3.483% Senior Notes due 2027	600
3.844% Senior Notes due 2025	500
4.200% Senior Notes due 2030	500
2017 Credit Facility	—
2020 Credit Facility	—
Other debt(2)	105
Less unamortized debt issuance costs	(27)

Total long-term debt	2,278
Stockholders’ Equity:
Common stock	1
Additional paid-in capital	1,964
Retained earnings	3,330
Treasury stock	(2,058)
Accumulated other comprehensive loss	(1,357)

Total stockholders’ equity	1,880

Total capitalization	4,158

(1)	On October 16, 2020, we called for redemption on November 15, 2020 all of our outstanding 5.000% Senior Notes due 2025.
(2)	Our other debt consists of our Mississippi IRBs and our Go Zone IRBs, as defined and described under “Description of Material Indebtedness.”

DESCRIPTION OF MATERIAL INDEBTEDNESS

We summarize below selected provisions of our material loan agreements, indentures and guarantees. The summary is not complete and does not describe every aspect of the loan agreements, indentures or guarantees. Copies of the credit agreements, indentures and guarantees are available upon request. You should read the credit agreements, indentures and the guarantees in their entirety, including the defined terms, for provisions that may be important to you.

Credit Facilities

2020 Credit Facility

On April 3, 2020, we entered into a credit agreement with the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, that established a $500 million revolving credit facility (the “2020 Credit Facility”). The 2020 Credit Facility matures on April 2, 2021. As of September 30, 2020, no borrowings were outstanding under the 2020 Credit Facility.

Interest Rates. The 2020 Credit Facility has a variable interest rate on outstanding borrowings based on the London Interbank Offered Rate (“LIBOR”) plus a spread based upon our credit rating, which may vary between 2.00% and 2.375%. The revolving credit facility also has a commitment fee rate on the unutilized balance of 0.50%.

Covenants. The 2020 Credit Facility contains affirmative and negative covenants customary for an unsecured credit facility, as well as a financial covenant based on a maximum total leverage ratio. Each of our existing and future material wholly owned domestic subsidiaries, except those that are specifically designated as unrestricted subsidiaries or immaterial subsidiaries, are and will be guarantors under the 2020 Credit Facility.

Events of Default. Our 2020 Credit Facility contains customary events of default and remedies provisions.

2017 Credit Facility

On November 22, 2017, we entered into a credit agreement (the “2017 Credit Facility”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and certain other issuing banks. Our 2017 Credit Facility is comprised of a revolving credit facility of $1.250 billion, which may be drawn upon during a period of five years from the date of the 2017 Credit Facility. Our 2017 Credit Facility includes a letter of credit subfacility of $500 million. In addition, our 2017 Credit Facility permits us to solicit lenders to provide incremental revolving loan commitments, up to two new tranches of revolving credit facilities and/or new tranches of term loans in an aggregate amount not to exceed $1.0 billion.

Interest Rates. The 2017 Credit Facility has a variable interest rate on outstanding borrowings, which is generally based on the LIBOR plus a spread based upon our credit rating, which may vary between 1.125% and 1.50%. The 2017 Credit Facility also has a commitment fee rate on the unutilized balance based upon our credit rating. The commitment fee rate as of September 30, 2020 was 0.25% and may vary between 0.20% and 0.30%. As of September 30, 2020, approximately $16 million in letters of credit were issued but undrawn, and the remaining $1.234 billion of the 2017 Credit Facility was unutilized.

Covenants. Our 2017 Credit Facility requires that we comply with customary affirmative covenants, including, but not limited to, those related to our maintaining our corporate existence, complying with applicable laws, payment of taxes, maintaining books and records, ownership of property, employee benefits, compliance with environmental laws, designation of subsidiaries and our maintaining a separate existence between us and our wholly owned subsidiary Titan II Inc., a Delaware corporation. Our 2017 Credit Facility also includes customary negative covenants, which include, but are not limited to, limitations on incurrence of indebtedness, liens, sale and leaseback transactions, sales of assets, mergers, consolidations, liquidations and dissolutions, dividends and changes in lines of business. In addition, our 2017 Credit Facility requires that we not exceed a maximum total leverage ratio.

Events of Default. Our 2017 Credit Facility contains customary events of default and remedies provisions.

5.000% Senior Notes due 2025

In November 2015, we issued $600 million aggregate principal amount of 5.000% Senior Notes due 2025 (the “5.000% 2025 Notes”), all of which were outstanding as of September 30, 2020. On October 16, 2020, we called for redemption on November 15, 2020 all of the outstanding 5.000% 2025 Notes.

3.483% Senior Notes due 2027

In November 2017, we issued $600 million aggregate principal amount of 3.483% Senior Notes due 2027 (the “2027 Notes”).

Covenants. The terms of the 2027 Notes include limitations on the ability of us and certain of our subsidiaries to create liens, enter into certain sale and leaseback transactions or effect a consolidation or merger.

Guarantees. Performance of our obligations under the 2027 Notes, including any repurchase obligations resulting from a change of control, has been fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of our existing and future domestic subsidiaries that guarantees, and each of our wholly owned domestic subsidiaries that incurs, debt under our Credit Facilities, any credit facility that replaces the Credit Facilities, or any credit facility, note purchase agreement or indenture, or any agreement that refinances debt incurred under any of the foregoing, as will any wholly owned domestic subsidiary that guarantees or incurs debt in the future under any such credit facility, note purchase agreement, indenture or other agreement (the “Subsidiary Guarantors”). The guarantees rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantors are each directly or indirectly 100% owned by us. There are no significant restrictions on our ability or the ability of any Subsidiary Guarantor to obtain funds from their respective subsidiaries by dividend or loan.

Optional Redemption. At any time and from time to time prior to September 1, 2027, we may redeem, in whole or in part, the 2027 Notes at a price of 100% of the principal amount of the 2027 Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On and after September 1, 2027, we may redeem some or all of the Notes at a price equal to 100% of the principal amounts of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control. Upon the occurrence of certain events constituting a change of control, we are required, no later than 30 days following the change of control, to make an offer to purchase all of the outstanding 2027 Notes (unless otherwise redeemed or if a third party makes an offer to purchase the Notes contemporaneously with the change of control) at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Events of Default. The occurrence of an event of default under the 2027 Notes would permit or require the principal of and accrued and unpaid interest on the 2027 Notes to become or to be declared due and payable. Events of default under the indenture include nonpayment of principal or interest when due; violation of covenants and other agreements contained in the indenture governing the 2027 Notes; cross payment default and cross acceleration of certain material debt; certain bankruptcy and insolvency events and material judgment defaults, among others.

Mississippi Economic Development Revenue Bonds

As of September 30, 2020, we had $84 million outstanding under Industrial Revenue Bonds (the “Mississippi IRBs”) issued by the Mississippi Business Finance Corporation. These bonds accrue interest at a fixed rate of 7.81% and mature in 2024. While repayment of principal and interest is guaranteed by Northrop Grumman Systems Corporation, we have agreed to indemnify Northrop Grumman Systems Corporation for any losses related to the guaranty. In accordance with the terms of the bonds, the proceeds have been used to finance the construction, reconstruction, and renovation of our interest in certain ship manufacturing and repair facilities, or portions thereof, located in the state of Mississippi. The terms of the Mississippi IRBs contain customary affirmative and negative covenants, including those requiring that we: maintain our corporate existence, maintain and properly insure certain buildings and immovable equipment at our shipbuilding complex located in Jackson County, Mississippi (collectively, the “Ingalls Project”) and promptly pay when due all taxes and assessments related to the Ingalls Project.

Gulf Opportunity Zone Industrial Development Revenue Bonds

As of September 30, 2020, we had $21 million outstanding under Gulf Opportunity Zone Industrial Development Revenue Bonds (“Go Zone IRBs”) issued by the Mississippi Business Finance Corporation. These bonds accrue interest at a fixed rate of 4.55% and mature in 2028. The terms of the Go Zone IRBs include customary affirmative and negative covenants, including those requiring that we: maintain our corporate existence, maintain and properly insure certain buildings and immovable equipment at our shipbuilding complex located in Pascagoula and Gulfport, Mississippi (collectively, the “GO Zone Project”), promptly pay when due all taxes and assessments related to the Go Zone Project, and operate and maintain the GO Zone Project for so long as the GO Zone IRBs remain outstanding.

DESCRIPTION OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

On March 30, 2020, we issued $500,000,000 aggregate principal amount of Old 2025 Notes and $500,000,000 aggregate principal amount of Old 2030 Notes in the United States only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. Also on March 30, 2020, we entered into a registration rights agreement with the initial purchasers of the Old Notes, in which we agreed to file one or more registration statements with the SEC relating to an offer to exchange the Old Notes for New Notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to:

•	file an exchange offer registration statement with the SEC;

•	have such exchange offer registration statement declared effective;

•

cause the exchange offer registration statement to be effective continuously in order to keep the exchange offer open for a period of not less than 20 business days (or longer if required by applicable law); and

•	cause the exchange offer to be consummated no later than March 31, 2021.

If we do not comply with certain of our obligations under the registration rights agreement, we will be required to pay additional interest on the Old Notes. The New Notes will have terms substantially identical to the Old Notes except that the New Notes will not contain transfer restrictions in the United States, registration rights or the right to receive additional interest payable for the failure to comply with certain obligations.

If:

•	because of any change in applicable law or in interpretations thereof by the SEC staff, we are not permitted to effect the exchange offer;

•	the exchange offer is not consummated by March 31, 2021;

•

any initial purchaser so requests with respect to Old Notes that such initial purchaser continues to hold after consummation of the exchange offer that were not eligible to be exchanged for New Notes in the exchange offer; or

•

any other holder is not eligible to participate in the exchange offer and holds Old Notes after consummation of the exchange offer or any holder (other than an exchanging broker-dealer) that participates in the exchange offer does not receive freely tradeable New Notes on the date of the exchange and, in each case, such holder so requests, we will be required to use our commercially reasonable efforts to file with the SEC a shelf registration statement to register for public resale the Old Notes or New Notes held by any such holder within 30 days after such triggering event, or by March 31, 2021 where such triggering event is a change in law, and use our commercially reasonable efforts to have it declared effective no later than 60 days after the required filing date. We will be required to use our commercially reasonable efforts to keep the shelf registration statement effective until the date on which all New Notes registered thereunder are disposed of in accordance therewith; provided, however, nothing in the registration rights agreement requires us to file with the SEC or maintain the effectiveness of any additional registration statements in connection with the shelf registration following the three-year period after effectiveness of the shelf registration statement.

Each holder of Old Notes that wishes to exchange such Old Notes for transferable New Notes in the exchange offer will be required to make the following representations:

•	any New Notes to be received by it will be acquired in the ordinary course of its business;

•	it is not engaged in, and does not intend to engage in, the distribution of the New Notes;

•	it has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the New Notes;

•

it is not our “affiliate” as defined in Rule 405 under the Securities Act, or, if it is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

•

if such holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of the New Notes.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution.”

Resale of New Notes

Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that New Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any New Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such New Notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such New Notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the New Notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of New Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the Old Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of New Notes. We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resale of the New Notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange any Old Notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes surrendered under the exchange offer; provided that the minimum principal amount of a New Note must be $2,000. Old Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an Old Note must be in a minimum principal amount of $2,000.

The form and terms of the New Notes will be substantially identical to the form and terms of the Old Notes except the New Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to consummate the exchange offer. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding Old Notes. Consequently, the Old Notes and New Notes issued under the indenture will be treated as a single class of debt securities under the indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the Old 2025 Notes and $500,000,000 aggregate principal amount of Old 2030 Notes are outstanding. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Old Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the Old Notes.

We will be deemed to have accepted for exchange properly tendered Old Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us and delivering New Notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Conditions to the Exchange Offer.”

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees, or transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Other Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

The exchange offer for the Old Notes will expire at 5:00 p.m., New York City time, on            , 2020, unless we extend the exchange offer in our sole and absolute discretion.

In order to extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify in writing or by public announcement the registered holders of Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our reasonable discretion:

•	to delay accepting for exchange any Old Notes in connection with the extension of the exchange offer;

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept Old Notes not previously accepted if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; or

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Old Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders Old Notes of such amendment, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate this exchange offer as provided in this prospectus before accepting any Old Notes for exchange or if we amend the terms of this exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make prompt payment for all Old Notes properly tendered and accepted for exchange in the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and we may terminate the exchange offer as provided in this prospectus before accepting any Old Notes for exchange if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made:

•	the representations described under “—Purpose of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution;” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the New Notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which the exchange offer is open. Consequently, in the event we extend the period the exchange offer is open, we may delay acceptance of any Old Notes by giving written notice or public announcement of such extension to the registered holders of the Old Notes. During any such extensions, all Old Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions to termination of the exchange offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the Old Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our reasonable discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the exchange offer must be satisfied or waived by us prior to the expiration of the exchange offer. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer. Any waiver by us will be made by written notice or public announcement to the registered holders of the Notes and any such waiver shall apply to all the registered holders of the Notes.

In addition, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any such Old Notes, if at such time any stop order is threatened in writing or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering

To participate in the exchange offer, you must properly tender your Old Notes to the exchange agent as described below. We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should follow carefully the instructions on how to tender your Old Notes. It is your responsibility to properly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent at the address or telephone numbers set forth below.

We have confirmed with DTC that the Old Notes may be tendered using DTC’s Automated Tender Offer Program, or ATOP, to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

If an agent’s message is not delivered through ATOP, or if for any reason physical certificates representing the Old Notes have been issued to you and you are delivering such certificates for exchange, you must deliver an executed letter of transmittal to the exchange agent at the address set forth below under the caption “Exchange Agent.”

Guaranteed Delivery Procedures

If you wish to tender your Old Notes and:

•	your Old Notes are not immediately available;

•	you are unable to deliver your Old Notes, the letter of transmittal or any other document that you are required to deliver to the exchange agent prior to the expiration date; or

•	you cannot complete the procedures for delivery by book-entry transfer prior to the expiration date;

you may tender your Old Notes according to the guaranteed delivery procedures described in the letter of transmittal. Those procedures require that:

•	tender must be made by or through an eligible institution;

•

prior to the expiration date, the exchange agent must receive from the holder and the eligible institution a properly completed and duly executed notice of guaranteed delivery by mail or hand delivery setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, prior to 5:00 p.m., New York City time, within three business days after the expiration date, the tendered Old Notes, a properly completed and duly executed letter of transmittal (or a facsimile thereof or, in the case of a book-entry transfer using ATOP, an agent’s message in lieu thereof) and any other required documents will be deposited by the eligible institution with the exchange agent; and

•

a properly completed and executed letter of transmittal (or a facsimile thereof or, in the case of a book- entry transfer using ATOP, an agent’s message in lieu thereof), any other required documents and the tendered Old Notes in proper form for transfer or confirmation of a book-entry transfer of such Old Notes into the exchange agent’s account at DTC must be received by the exchange agent prior to 5:00 p.m., New York City time, within three business days after the expiration date.

Any holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures must ensure that the exchange agent receives the notice of guaranteed delivery relating to such Old Notes before the expiration date.

Determinations Under the Exchange Offer

We will reasonably determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly after the expiration date of the exchange.

When We Will Issue New Notes

In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to the expiration date:

•	either physical certificates representing the Old Notes or a book-entry confirmation of such number of Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message or properly completed notice of guaranteed delivery and all other required documents; or

•

if an agent’s message is not delivered through ATOP, or if physical certificates representing the Old Notes are being delivered for exchange, a properly completed and duly executed letter of transmittal.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes tendered by the book-entry transfer procedures described above will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Participating Broker-Dealers

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Withdrawal of Tenders

Tenders of Old Notes may be withdrawn at any time prior to the expiration date.

For a withdrawal to be effective, you must comply with the appropriate ATOP procedures or send a written notice of withdrawal to the exchange agent at the address set forth below under the caption “Exchange Agent.” Any notice of withdrawal made pursuant to ATOP procedures must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures. Any written notice of withdrawal submitted outside of ATOP procedures must specify the name of the person who tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn, including the principal amount of such Old Notes and, where certificates for Old Notes are transmitted, specify the name in which the Old Notes are registered, if different from that of the withdrawing holder. If certificates for the Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

We will reasonably determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination will be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Old Notes that have been tendered for exchange using ATOP procedures but that are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. Any certificates representing Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder of those Old Notes without cost to the holder. You may retender properly withdrawn Old Notes by following the procedures described under “ —Procedures for Tendering” above at any time prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

By Overnight Courier, Registered / Certified Mail and by Hand:

Wells Fargo Bank, N.A., as exchange agent

CTSO Mail Operations

MAC N9300-070

600 South Fourth Street 7th floor

Minneapolis, MN 55402

To Confirm by Telephone:

1-917-260-1548

By Facsimile Transmission

(for eligible institutions only):

1-866-969-4026

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Announcements

We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a press release or other public announcement in our sole discretion.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent, as well as by our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Tendering holders of Old Notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Accounting Treatment

We will record the New Notes in our accounting records at the same carrying value as the Old Notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “—Other Fees and Expenses.”

Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

Consequences of Failure to Exchange

Holders of Old Notes who do not exchange their Old Notes for New Notes under this exchange offer will remain subject to the restrictions on transfer applicable in the Old Notes (i) as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise as set forth in the offering memorandum distributed in connection with the private offering of the Old Notes.

Any Old Notes not tendered by their holders in exchange for New Notes in this exchange offer will not retain any rights under the registration rights agreement (except in certain limited circumstances).

In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, New Notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the New Notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the New Notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the New Notes (i) may not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

DESCRIPTION OF THE NOTES

The Old Notes were issued on March 30, 2020 in private offerings in the United States only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

In the exchange offer, we will issue up to $500,000,000 aggregate principal amount of New 2025 Notes and up to $500,000,000 aggregate principal amount of New 2030 Notes. The New Notes will be issued under the indenture dated March 30, 2020 by and among Huntington Ingalls Industries, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “indenture”), under which the Old Notes were also issued. In this “Description of the Notes,” “HII” refers only to Huntington Ingalls Industries, Inc. and any successor obligor on the Old Notes and New Notes, and, unless the context otherwise requires, not to any of its subsidiaries. You can find the definitions of certain terms used in this description under “—Certain Definitions.” The term “Notes,” as used in this “Description of the Notes,” refers to both the Old Notes and the New Notes, and, as applicable, any Notes issued in the future under the indenture.

The New Notes of each series will be treated as a single class with the Old Notes of the corresponding series that remain outstanding after the completion of the exchange offer. If the exchange offer is consummated, holders of Old Notes of a series who do not exchange their Old Notes for New Notes will vote together with the holders of the New Notes of such series for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by holders of specified minimum percentages of the aggregate principal amount of all outstanding Notes of a series issued under the indenture. In determining whether holders of the requisite percentage of aggregate principal amount of Notes of a series have given any notice, consent or waiver or taken any other action permitted under the indenture, any Old Notes of a series that remain outstanding after the exchange offer will be aggregated with the New Notes of that series, and the holders of these Old Notes and New Notes will vote together as a single class for all such purposes. Accordingly, all references in this “Description of the Notes” to specified percentages in aggregate principal amount of outstanding Notes mean, at any time after the exchange offer for the Old Notes is consummated, such percentage in aggregate principal amount of such Old Notes of a series and the New Notes of such series then outstanding.

The following is a summary of the material provisions of the indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture in its entirety. Copies of the indenture are available as described under “Where You Can Find More Information” and “Incorporation by Reference.”

Basic Terms of Notes

The New 2025 Notes will mature on May 1, 2025. The New 2030 Notes will mature on May 1, 2030. The Old Notes are, and the New Notes will be, unsecured unsubordinated obligations of HII, ranking equally in right of payment with all existing and future unsubordinated obligations of HII. The Old Notes bear interest from March 30, 2020 or the immediately preceding interest payment date to which interest has been paid or duly provided for, and the New Notes will bear interest from the date of issue at a rate of 3.844% per annum in the case of the New 2025 Notes and at a rate of 4.200% per annum in the case of the New 2030 Notes, payable in each case semiannually on each May 1 and November 1, to holders of record of the applicable series of New Notes on the April 15 or October 15 (whether or not a business day) immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Additional Notes

Subject to the covenants described below, HII may issue additional Notes under the indenture having the same terms in all respects as the Notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of additional Notes, and such additional Notes may have different issuance prices, initial interest accrual dates or initial interest payment dates and may not have the benefit of any registration rights. The Old Notes, the New Notes issued in the exchange offer and any additional Notes subsequently issued would be treated as a single class for all purposes under the indenture and will vote together as one class on all matters with respect to the Notes, provided that if the additional Notes are not fungible with the Notes offered hereby for United States federal income tax purposes, the additional Notes will have a separate CUSIP number.

Guarantees

The obligations of HII pursuant to the Notes, including any repurchase obligations resulting from a Change of Control Triggering Event, will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of HII’s direct and indirect Domestic Subsidiaries that Guarantees Debt under the Credit Agreement. In addition, if any Wholly Owned Domestic Subsidiary Guarantees Debt under any Credit Facility or Capital Markets Debt after the Issue Date, such Wholly Owned Domestic Subsidiary must also Guarantee the Notes; provided that no Subsidiary that has been designated an Unrestricted Subsidiary for purposes of the Credit Agreement or is an Immaterial Subsidiary under the Credit Agreement shall be required to provide such Note Guaranty. Each of HII’s subsidiaries that is not a Guarantor is considered to be “minor” (as defined in Rule 3-10(h) of Regulation S-X), and HII, as parent company issuer, does not have independent assets or operations. There are no significant restrictions on the ability of HII and its Guarantor Subsidiaries to obtain funds from HII’s subsidiaries by dividend or loan, except those imposed by applicable law.

Each Note Guaranty will be limited to the maximum amount that would not render the applicable Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guaranty could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guaranty. See “Risk Factors—Risks Relating to the Notes—Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payment under the Notes and the guarantees.”

The Note Guaranty of a Guarantor will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger) of Capital Stock of the Guarantor if, as a result of such disposition, such Guarantor ceases to be a Subsidiary or the sale or disposition of all or substantially all the assets of the Guarantor (other than to HII or a Subsidiary) is otherwise permitted by the indenture,

(2) the release or discharge of the Guarantee by such Guarantor of Debt under each Credit Facility to which it is a party or becomes a party after the Issue Date, other than a discharge through payment under such Guarantee, or

(3) defeasance or discharge of the Notes, as provided in “—Defeasance and Discharge.”

Optional Redemption

The Notes will be redeemable, in whole or in part, at the option of HII, at any time and from time to time, with respect to the 2025 Notes, prior to April 1, 2025 (one month prior to the maturity of the New 2025 Notes) and, in the case of the 2030 Notes, at any time prior to February 1, 2030 (three months prior to the maturity of the New 2030 Notes) (each such date, a “Par Call Date”), upon not less than 15 nor more than 60 days’ notice, at a price equal to the greater of:

•	100% of the principal amount of the Notes redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, that would be due if the Notes being redeemed on that redemption date matured on the applicable Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points;

provided, that if HII redeems any Notes on or after the applicable Par Call Date, the redemption price for such Notes will equal 100% of the principal amount of the Notes to be redeemed.

The redemption price for the Notes will include, in each case, accrued and unpaid interest, if any, to, but excluding, the applicable redemption date on the principal amount of Notes to be redeemed (subject to the right of the holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to such redemption date).

HII may at any time, and from time to time, purchase Notes in the open market or otherwise.

Selection and Notice

If fewer than all of the Notes of a particular series are being redeemed, the trustee will select the Notes of that series to be redeemed, by lot or by any other method the trustee in its sole discretion deems appropriate, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof; provided, that if the Notes of a particular series are represented by one or more global notes, beneficial interests in the Notes of that series will be selected for redemption by DTC in accordance with its standard procedures therefor. Upon surrender of any Note redeemed in part, the holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. Once notice of redemption is sent to the holders, Notes called for redemption become due and payable at the redemption price on the redemption date. Commencing on the redemption date, Notes redeemed will cease to accrue interest.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption or sinking fund payments for the Notes.

Ranking

The New Notes of each series and the related Note Guarantees will rank equally to each other in right of payment with or senior to all Debt of HII and the Guarantors, but will be effectively junior to all secured Debt of HII and the Guarantors to the extent of the value of the assets securing such Debt. As of September 30, 2020, we had $2.278 billion of total debt, including the Old Notes, the 5.000% 2025 Notes, the 2027 Notes, and our outstanding Mississippi IRBs and GoZone IRBs. As of September 30, 2020, we also had $1.734 billion of unutilized borrowing capacity under our Credit Facilities. Subject to the limits described under “Limitation on Liens,” HII and its Subsidiaries may incur additional secured Debt.

None of HII’s current or future Foreign Subsidiaries, Subsidiaries that are not wholly owned, Subsidiaries that are Immaterial Subsidiaries under the Credit Agreement, or Subsidiaries that are designated as Unrestricted Subsidiaries under the Credit Agreement will guarantee the Notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of HII, including holders of the Notes. The Notes and each Note Guaranty therefore will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of HII that are not Guarantors. As of September 30, 2020, HII’s non-Guarantor subsidiaries had no material assets or liabilities.

The indenture does not limit the Incurrence of Debt by HII or any of its Subsidiaries, and HII and its Subsidiaries may be able to Incur substantial amounts of additional Debt, including additional secured Debt.

Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on Liens

HII will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Liens of any nature whatsoever that secure Debt on any Principal Property of HII or any Restricted Subsidiary, or on shares of Capital Stock or Debt issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether the Principal Property, shares of Capital Stock or Debt were owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing, substantially concurrently with or prior to the creation of such Lien, that the Notes (or, in the case of a Restricted Subsidiary that is a Guarantor, its Note Guaranty) are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Restricted Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Net Tangible Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the board of directors of HII, is not of material importance to the total business conducted by the Company and its Subsidiaries, considered as a single enterprise.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category (or portion thereof) described in the definition of “Permitted Liens,” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof) of Permitted Liens, HII shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this covenant.

Limitation on Sale and Leaseback Transactions

HII will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1) the Sale and Leaseback Transaction is solely with HII or a Guarantor;

(2) the lease is for a period not in excess of 36 months, including renewals;

(3) HII or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (27) of the definition of “Permitted Liens,” without equally and ratably securing the Notes then outstanding under the indenture, to create, Incur, issue, assume or guarantee Debt secured by a Lien on such property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4) HII or such Subsidiary within 360 days after the sale of such property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (a) the net proceeds of the sale of such property or (b) the fair market value of such property to (i) the permanent retirement of the Notes, other Debt of HII ranking equally in right of payment with the Notes or Debt of a non-Guarantor Subsidiary or (ii) the purchase of property; or

(5) the Attributable Debt of HII and its Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Issue Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) above), plus the aggregate principal amount of Debt secured by Liens on properties then outstanding (not including any such Debt secured by Liens described in clauses (1) through (26) of the definition of “Permitted Liens”) which do not equally and ratably secure such outstanding Notes (or secure such outstanding Notes on a basis that is prior to other Debt secured thereby), would not exceed 15% of Consolidated Net Tangible Assets.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event or, at our option, prior to the consummation of any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, HII will make an Offer to Purchase all outstanding Notes of each series at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 15 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer must describe the transaction or transactions that constitute the Change of Control Triggering Event. The offer will also contain instructions and materials necessary to enable holders to tender Notes pursuant to the offer.

A holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be equal to $2,000 principal amount or a higher multiple of $1,000, provided, that any unpurchased portion of a Note must be in a minimum principal amount of $2,000. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.

HII will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of the indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption to the holders of the Notes has been given pursuant to the indenture as described under “—Optional Redemption.”

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding Notes of the applicable series of Notes accept an Offer to Purchase following a Change of Control Triggering Event and HII purchases all of the Notes of such series held by such holders, HII will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of Notes redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption, subject to the right of the holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to such date of redemption.

HII will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The occurrence of certain change of control events with respect to HII would constitute a default under the Credit Agreement. In the event a Change of Control Triggering Event occurs, HII could attempt to seek a waiver from the requisite lenders under the Credit Agreement or refinance the Credit Agreement. If HII were not able to refinance or obtain the requisite consents for a waiver, it would constitute an Event of Default under the Credit Agreement.

Future debt of HII may prohibit HII from purchasing Notes in the event of a Change of Control Triggering Event, provide that a Change of Control Triggering Event is a default or require repurchase upon a Change of Control Triggering Event. In addition, the indenture governing the 5.000% 2025 Notes and the indenture governing the 2027 Notes require that we make an offer to repurchase the 5.000% 2025 Notes and the 2027 Notes, respectively, upon the occurrence of a change of control with respect to HII. Moreover, the exercise by the Noteholders of their right to require HII to purchase the Notes could cause a default under other debt, even if the Change of Control Triggering Event itself does not, due to the financial effect of the purchase on HII.

Finally, HII’s ability to pay cash to the noteholders following the occurrence of a Change of Control Triggering Event may be limited by HII’s then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the Notes. See “Risk Factors—Risks Relating to the Notes—The Notes are subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the Notes following a change of control triggering event.”

The phrase “all or substantially all,” as used with respect to the assets of HII in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of HII has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders of the Notes to require that HII purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The provisions under the indenture relating to HII’s obligation to make an offer to repurchase each series of Notes as a result of a Change of Control Triggering Event may be waived or amended as described in “—Amendments and Waivers.”

Financial Reports

(a) HII shall deliver to the trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which HII is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. HII also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, HII will furnish to the holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Reports to Trustee

HII will deliver to the trustee

(1) within 120 days after the end of each fiscal year a certificate stating that HII has fulfilled its obligations under the indenture or, if there has been a Default, specifying the Default and its nature and status; and

(2) as soon as possible and in any event within 30 days after HII becomes aware of the occurrence of a Default, an officers’ certificate setting forth the details of the Default, and the action which HII proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

Company

HII will not

•	consolidate with or merge with or into any Person, or

•

sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets and the assets of its Subsidiaries, taken as a whole, as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, or

•	permit any Person to merge with or into HII,

unless:

(1) either (x) HII is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, limited liability company or partnership (provided that if the resulting, surviving or transferee Person is a limited liability company or partnership, a corporate Wholly Owned Subsidiary becomes a co-obligor at such time) organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of HII under the indenture and the Notes and the registration rights agreement;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; and

(3) HII delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided, that clause (2) does not apply (i) to the consolidation or merger of HII with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into HII, or to the sale, lease, conveyance, transfer, or other disposition of all or substantially all of its assets and the assets of its Subsidiaries, taken as a whole, as an entirety or substantially an entirety, to a Wholly Owned Subsidiary that is a Guarantor, or (ii) if the sole purpose of the transaction is to change the jurisdiction of incorporation of HII.

Upon the consummation of any transaction effected in accordance with the foregoing provisions, if HII is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, HII under the indenture and the Notes with the same effect as if such successor Person had been named as HII in the indenture. Upon such substitution, except in the case of a lease, HII will be released from its obligations under the indenture and the Notes.

Guarantors

No Guarantor may

•	consolidate with or merge with or into any Person, or

•	sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or

•	permit any Person to merge with or into the Guarantor,

unless:

(1) the other Person is HII or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(2) (A) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and

(B) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(3) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to HII or a Subsidiary) otherwise permitted by the indenture.

Default and Remedies

Events of Default

An “Event of Default” will occur with respect to either series of the Notes if

(1) HII defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase pursuant to “—Repurchase of Notes upon a Change of Control Triggering Event”);

(2) HII defaults in the payment of interest (including any additional interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) HII defaults in the performance of or breaches any other covenant or agreement of HII in the indenture or under the Notes and the default or breach continues for a period of 90 consecutive days after written notice thereof to HII by the trustee or to HII and the trustee by the holders of 25% or more in aggregate principal amount of the Notes (which notice requires that the default be remedied and states that it is a notice of default under the indenture);

(4) (i) any failure to pay indebtedness for money HII borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million at the later of Stated Maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (ii) acceleration of the Stated Maturity of any indebtedness for money that HII borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by HII, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the event of default under the indenture governing the Notes caused by such default will be deemed likewise to be cured or waived;

(5) certain bankruptcy defaults occur with respect to HII; or

(6) any Note Guaranty of a Significant Subsidiary (or a group of Subsidiaries that would, taken together, be a Significant Subsidiary) ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor that is a Significant Subsidiary (or a group of Subsidiaries that would, taken together, be a Significant Subsidiary) denies or disaffirms its obligations under its Note Guaranty.

Consequences of an Event of Default

If an Event of Default, other than a bankruptcy default with respect to HII, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to HII (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to HII, the principal of and accrued and unpaid interest on such series of Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) shall be remedied or cured by HII or a Significant Subsidiary of HII or waived (and the related declaration of acceleration rescinded or annulled) by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of such series of Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the trustee for the payment of amounts due on the Notes.

The holders of a majority in principal amount of the outstanding Notes by written notice to HII and to the trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived,

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

(3) all sums paid or advanced by the trustee under the indenture and the reasonable fees, expenses and disbursements of the trustee, its agents and counsel have been paid.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in principal amount of the outstanding Notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the Notes.

A holder of Notes may not institute any proceeding, judicial or otherwise, with respect to the indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the Notes, unless:

(1) the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the Notes;

(2) holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the indenture;

(3) holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes have not given the trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof or after a redemption or repurchase date therefor, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determine that withholding the notice is in the interest of the holders.

No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders

No director, officer, employee, incorporator, manager, member, general or limited partner or stockholder, past, present and future, of HII or any of its Subsidiaries, as such, will have any liability for any obligations of HII or any Guarantor under the Notes, any Note Guaranty or the indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments without Consent of Holders

HII and the trustee may amend or supplement the indenture or the Notes without notice to or the consent of any noteholder

(1) to cure any ambiguity, defect or inconsistency in the indenture or the Notes;

(2) to comply with “Consolidation, Merger or Sale of Assets”;

(3) to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment by a successor trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the indenture;

(7) to provide for or confirm the issuance of additional Notes;

(8) to make any other change that does not materially and adversely affect the rights of any holder;

(9) to provide for the issuance of the New Notes;

(10) to add to the covenants of HII for the benefit of the noteholders;

(11) to add additional Events of Default; or

(12) to conform any provision to the “Description of the Notes” contained in the offering memorandum pursuant to which the Old Notes were originally issued.

Amendments with Consent of Holders

(a) Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or paragraph (b), HII and the trustee may amend the indenture and the Notes with the written consent of the holders of a majority in principal amount of the outstanding Notes and the holders of a majority in principal amount of outstanding Notes may waive future compliance by HII with any provision of the indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

(2) reduce the rate of interest or change the Stated Maturity of any interest payment on any Note,

(3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5) make any Note payable in money other than that stated in the Note,

(6) impair the right of any holder of Notes to receive any principal payment or interest payment on such holder’s Notes, on or after the Stated Maturity thereof or any redemption or repurchase date therefor, or to institute suit for the enforcement of any such payment,

(7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,

(8) modify or change any provision of the indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the holders of the Notes, or

(9) make any change in any Note Guaranty that would adversely affect the noteholders in any material respect.

It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Defeasance and Discharge

HII may discharge its obligations under either series of Notes and the indenture with respect to such series of Notes by irrevocably depositing in trust with the trustee money sufficient or U.S. Government Obligations the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay principal of and interest on such series of Notes to maturity or redemption within one year, subject to meeting certain other conditions.

HII may also elect to

(1) discharge most of its obligations in respect of such series of Notes and the indenture, not including obligations related to the defeasance trust or to the replacement, transfer or exchange of such Notes or its obligations to the trustee (“legal defeasance”) or

(2) discharge its obligations under most of the covenants with respect to such series of Notes (and the events listed in clauses (3) (solely with respect to the covenants being defeased), (4) and (6) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)

by irrevocably depositing in trust with the trustee money sufficient or U.S. Government Obligations the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay principal of and interest on such series of Notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. In the case of legal defeasance, such an opinion could not be given absent a change of law after the Issue Date.

In the case of either discharge or defeasance, the related Note Guarantees, if any, will terminate with respect to such series of Notes.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the Notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with HII and its affiliates; provided that if it acquires any conflicting interest as defined under the Trust Indenture Act, it must either eliminate the conflict within 90 days or resign.

Form, Denomination and Registration of Notes

The Old Notes were, and the New Notes will be, issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, initially in the form of global notes, as further provided below.

The trustee is not required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of the Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any Note on or after the regular record date and before the date of redemption or purchase. See “—Global Notes,” “—Certificated Notes,” and “Notice to Investors” for a description of additional transfer restrictions applicable to the Notes.

No service charge will be imposed in connection with any transfer or exchange of any Note, but HII may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

Global notes evidencing the New Notes will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee will be considered the sole owner or holder of the Notes represented by such global note for all purposes under the indenture and the Notes. No owner of a beneficial interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.

Investors may hold their beneficial interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations which are participants in DTC.

Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. HII expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. HII also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of HII, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

If the depositary for a global security is DTC, a Person may hold interests in the global notes through Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the Notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. HII has no control over those systems or their participants, and HII takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the Notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Certificated Notes

The New Notes will not bear any restricted legend.

A certificated Old Note not exchanged in the exchange offer may be transferred to a Person who wishes to hold a beneficial interest in the U.S. global note only upon receipt by the trustee of a Rule 144A certificate of the transferee. A certificated Old Note may be transferred to a Person who wishes to hold a beneficial interest in the offshore global note only upon receipt by the trustee of a Regulation S certificate of the transferor. A certificated Old Note may be transferred to a Person who wishes to hold a certificated Note only upon receipt by the trustee of (x) a Rule 144A certificate of the transferee, (y) a Regulation S certificate of the transferor or (z) an institutional accredited investor certificate of the transferee, and/or an opinion of counsel and such other certifications and evidence as HII may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act. Any such transfer of certificated Old Notes to an institutional accredited investor must involve Old Notes having a principal amount of not less than $250,000. The restrictions on transfer described in this paragraph will not apply (1) to Notes sold pursuant to a registration statement under the Securities Act or to the New Notes or (2) after such time (if any) as HII determines and instructs the trustee that the Old Notes are eligible for resale pursuant to Rule 144 under the Securities Act without the need for current public information. There is no assurance that the Old Notes will become eligible for resale pursuant to Rule 144. Notwithstanding the foregoing, certificated Notes that do not bear the restricted legend set forth in the section “Notice to Investors” in the offering memorandum pursuant to which the Old Notes were originally issued will not be subject to transfer restrictions.

If DTC notifies HII that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by HII within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated Notes registered in the name of the owner of such beneficial interest, as identified by DTC. Any such certificated note issued in exchange for a beneficial interest in the U.S. global note will bear the restricted legend set forth under “Notice to Investors” in the offering memorandum pursuant to which the Old Notes were originally issued and accordingly will be subject to the restrictions on transfer applicable to certificated Old Notes bearing such restricted legend.

Same Day Settlement and Payment

The indenture will require that payments in respect of the Notes represented by the global notes be made by wire transfer of immediately available funds to DTC for transfer to the accounts of its participants. With respect to Notes in certificated form, HII will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.

The New Notes represented by global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. HII expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

Governing Law

The indenture, the Old Notes, including any Note Guarantees, and the New Notes and related Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction that does not result in a Capital Lease, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(1) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

(2) the Attributable Debt determined assuming no such termination.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be classified as a finance lease on the balance sheet of such Person.

“Capital Markets Debt” means any Debt consisting of bonds, debentures, Notes or other similar debt securities in an aggregate principal amount outstanding equal to or greater than $200 million issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Debt” does not include any Debt under a Credit Agreement, Debt incurred in connection with a Sale and Leaseback Transaction, Debt incurred in the ordinary course of business of HII, obligations under Capital Leases or recourse transfer of any financial asset or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1) the merger or consolidation of HII with or into another Person or the merger of another Person with or into HII or the merger of any Person with or into a Subsidiary of HII if Capital Stock of HII is issued in connection therewith, or the sale of all or substantially all the assets of HII to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of HII, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of HII; or

(3) the adoption of a plan relating to the liquidation or dissolution of HII.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) HII becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Triggering Event” means, with respect to either series of Notes, the occurrence of both a Change of Control and a Ratings Decline.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes (assuming, for this purpose, that the Notes matured on the Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming, for this purpose, that the Notes matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date for the Notes:

•	the average of the Reference Treasury Dealer Quotations obtained by HII for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•	if HII obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by HII; or

•	if HII obtains only one Reference Treasury Dealer Quotation, such quotation.

“Consolidated Net Tangible Assets” of any Person means the aggregate amount of assets of such Person and its Subsidiaries after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination for which internal financial statements are available) of such Person and its Subsidiaries in accordance with GAAP.

“Credit Agreement” means the credit agreement, dated November 22, 2017, among HII, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and certain other issuing banks, together with any related documents (including any guarantee agreements), as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced or replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lender, group of lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder.

“Credit Facility” means any (i) credit facility (including the Credit Agreement) with banks or other lenders providing for revolving credit loans or term loans providing for the Incurrence of Debt in an aggregate principal amount outstanding equal to or greater than $200 million, and (ii) any agreement that refinances any Debt Incurred under any agreement described in clause (i) or this clause (ii), including in each case any successor or replacement agreement or agreements.

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;

(3) all obligations of such Person as lessee under Capital Leases; and

(4) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“Fitch” means Fitch Ratings Limited and its successors.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each Domestic Subsidiary of HII in existence on the Issue Date that Guarantees any Debt under the Credit Agreement at such time and (ii) each Domestic Subsidiary that executes a supplemental indenture in the form attached to the indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to “—Consolidation, Merger or Sale of Assets,” in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Incur” means, with respect to any Debt, to incur, create, issue, assume or Guarantee such Debt. If any Person becomes a Subsidiary on any date after the Issue Date, the Debt of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by HII.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by HII.

“Issue Date” means the date on which the Old Notes were originally issued under the indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the indenture.

“Permitted Liens” means

(1) Liens existing on the Issue Date not otherwise constituting Permitted Liens;

(2) Liens securing the Notes or any Note Guarantees;

(3) [reserved];

(4) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6) Liens in respect of taxes and other governmental assessments and charges;

(7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof and Liens on cash deposits held to cash collateralize letters of credit or Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit;

(8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of HII and its Subsidiaries;

(9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;

(13) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt of HII or any Subsidiary, which may include Capital Leases, mortgage financings or purchase money obligations, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property, plant or equipment for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 180 days after the date of such purchase or the completion of construction or improvement and do not extend to any other property of HII and its Subsidiaries;

(14) Liens on property of a Person at the time such Person becomes a Subsidiary of HII;

(15) mortgages on property to secure the payment of all or any part of the price of acquisition, construction or improvement of such property by HII or a Subsidiary or to secure any Debt Incurred by HII or a Subsidiary, prior to, at the time of, or within twelve months after the later of the acquisition or completion of such improvements or construction or the placing in operation of such property, which Debt is Incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by HII, or a Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(16) Liens securing Debt or other obligations of HII or a Subsidiary to HII or a Subsidiary;

(17) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is secured by a Lien on the same property securing such Hedging Agreements;

(18) Liens in favor of customs or revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(19) deposits in the ordinary course of business to secure liability to insurance carriers;

(20) any interest of title of an owner of equipment or inventory on a loan or consignment to HII or any of its Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by HII or any Subsidiary in the ordinary course of business;

(21) Liens securing obligations for third party customer financing in the ordinary course of business;

(22) options, put, call and swap arrangements, rights of first refusal and similar rights relating to investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under the indenture;

(23) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(24) Liens on property necessary to defease Debt that was not Incurred in violation of the indenture;

(25) extensions, renewals, amendments, refinancings or replacements of any Permitted Lien in connection with the refinancing of the obligations secured thereby, provided that (a) such Lien does not extend to any other property and the amount secured by such Lien is not increased (except in respect of premium, fees and expenses related to any such refinancing); (b) such extension, renewal, amendment, refinancing or replacement Lien may not secure Debt for borrowed money unless the original Lien secured Debt for borrowed money; and (c) if the original Lien was incurred pursuant to clause (27), the Debt secured by such extension, renewal, amendment, refinancing or replacement Lien shall be deemed outstanding under clause (27), for purposes of measuring whether subsequent Incurrences under such clauses may be permitted;

(26) mortgages on property of HII or a Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings); and

(27) other Liens; provided that the amount of outstanding Debt secured by Liens Incurred pursuant to this clause (27), when aggregated with the amount of Attributable Debt outstanding and Incurred in reliance on clause (5) under “Certain Covenants—Limitation on Sale and Leaseback Transactions,” does not exceed 15% of Consolidated Net Tangible Assets at the time any such Lien is granted.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the applicable series of Notes or fails to make a rating of such Notes publicly available for reasons outside of HII’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by HII (as certified by a resolution of the board of directors of HII) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Ratings Decline” means, with respect to a series of Notes, the rating on such Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or HII’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided, however, that a ratings decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Decline) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform HII that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Decline). The trustee shall not be responsible for determination or monitoring whether or not a Ratings Decline has occurred.

“Reference Treasury Dealer” means each of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”) HII will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by HII, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to HII by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming, for this purpose, that the Notes matured on the Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Restricted Subsidiary” means any of HII’s Subsidiaries that directly or indirectly through ownership of any Subsidiary owns a Principal Property.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by HII or a Subsidiary whereby HII or a Subsidiary transfers such property to a Person and HII or such Subsidiary leases it from such Person, other than (i) leases between HII and a Subsidiary or between Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of HII.

“Treasury Rate” means, with respect to any redemption date for the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity (or interpolated yield to maturity on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on and as of the third business day preceding the redemption date. The trustee shall not be responsible for making any such calculations.

“U.S. Government Obligations” means (i) obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) repurchase agreements with respect to debt obligations referred to in clause (i); (iii) money market accounts that invest solely in the debt obligations referred to in clause (i) and/or repurchase obligations referred to in clause (ii) above; and (iv) U.S. dollars.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members, as applicable, of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by HII and one or more Wholly Owned Subsidiaries (or a combination thereof).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax considerations related to the exchange of Old Notes for New Notes in the exchange offer. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary is limited to holders who hold their Old Notes as capital assets (generally for investment purposes). This summary does not address all aspects of U.S. federal income taxes related to the exchange of Old Notes for New Notes in the exchange offer and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers or traders in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, pension plans, individual retirement accounts or other tax-deferred accounts and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding Old Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders of Old Notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members; and

•	tax consequences to certain former citizens or residents of the United States.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Old Notes, the tax treatment of the exchange offer to a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors regarding the tax consequences of the exchange offer.

This summary of U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction. This summary also does not address any U.S. federal tax consequences other than income tax, such as U.S. federal alternative minimum tax consequences, the potential application of the Medicare tax on net investment income, and any U.S. federal estate or gift tax consequences. If you are considering the purchase of Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Exchange Offer

The exchange of Old Notes for New Notes will not constitute a taxable exchange. As a result, (1) a holder of Old Notes should not recognize a taxable gain or loss as a result of exchanging such holder’s Old Notes for New Notes, (2) the holding period of the New Notes received should include the holding period of the Old Notes exchanged therefor, and (3) the adjusted tax basis of the New Notes received should be the same as the adjusted tax basis of the Old Notes exchanged therefor immediately before such exchange. The United States federal income tax consequences of holding and disposing of your New Notes generally will be the same as those applicable to your Old Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 180 days from the Expiration Date, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer, and any broker or dealer that participates in a distribution of such New Notes, may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP and Ballard Spahr LLP and by Charles R. Monroe, Jr., James B. Perrine, Edward S. Harrison and Fermeen Fazal. Each of Messrs. Monroe, Perrine and Harrison and Ms. Fazal is employed by a wholly owned subsidiary of the Company that guarantees the Notes, is paid a salary in connection with such employment and is a participant in various employee benefit plans and incentive plans offered by the Company or such wholly owned subsidiary. Messrs. Monroe, Perrine and Harrison and Ms.  Fazal collectively own or have rights to acquire an aggregate of less than 0.01% of the Company’s common stock.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Huntington Ingalls Industries, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 with respect to the issuance of the New Notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and about the New Notes, you should refer to the registration statement and its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information that issuers, including us, file electronically with the SEC. The public can obtain any documents that we file with the SEC, including the registration statement on Form S-4, at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.huntingtoningalls.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020; and

•	Current Reports on Form 8-K filed March 10, 2020, March 26, 2020, March 27, 2020, March 30, 2020, April 6, 2020, and May 1, 2020.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

4101 Washington Ave

Newport News, VA 23607

Attn: HII Corporate Treasury

(757) 380-2000

Huntington Ingalls Industries, Inc.

Offer to Exchange

up to $500,000,000 3.844% Senior Notes due 2025

that have been registered under the

Securities Act of 1933, as amended,

for any and all of our outstanding unregistered

3.844% Senior Notes due 2025

and

up to $500,000,000 4.200% Senior Notes due 2030

that have been registered under the

Securities Act of 1933, as amended,

for any and all of our outstanding unregistered

4.200% Senior Notes due 2030

PROSPECTUS

, 2020

Until the date that is 180 days from the date of the Expiration Date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following summaries are qualified in their entirety by reference to the applicable statute, the registrant’s incorporation, formation, or other organizational document, as applicable and as amended to date, and the registrant’s bylaws or limited liability company agreement, as applicable and as amended to date.

Registrants Incorporated in Delaware

With respect to the registrants incorporated in Delaware, Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Huntington Ingalls Industries, Inc.

Elimination of Liability of Directors. The Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions), or (iv) for any transaction from which the director derives an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

While the Restated Certificate of Incorporation provides the Company’s directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate of Incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

Indemnification of Directors and Officers. The Company’s Restated Bylaws (the “Restated Bylaws”) provide that the Company will indemnify and hold harmless, to the fullest extent authorized by the DGCL as it presently exists or may thereafter be amended, any person (an “Indemnitee”) who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or while he or she is or was serving at the request of the board of directors or an executive officer of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. The Restated Bylaws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify an Indemnitee in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, or part thereof, initiated by such Indemnitee only if such action, suit or proceeding, or part thereof, was authorized by the Company’s board of directors.

The Restated Bylaws further provide that the Company will pay the expenses incurred by an Indemnitee in defending or preparing for any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition; provided, however, that, if (x) in the case of a director or officer, the DGCL so requires, or (y) in the case of any other person entitled to indemnification under the Restated Bylaws, the board of directors otherwise deems it appropriate, an advancement of expenses shall be made only upon delivery to the Company of an undertaking containing such terms and conditions, including the requirement of security (if any), as the Company’s board of directors deems appropriate, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified under the relevant section of the Restated Bylaws or otherwise. The Company is not obligated to advance fees and expenses to a director, officer or any other person in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, instituted by the Company against such person.

The Restated Bylaws also expressly state that the Company may grant additional rights to indemnification and to the advancement of expenses to any of the Company’s employees or agents to the fullest extent permitted by law. The registrant has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Other Registrants Incorporated in Delaware

The certificate of incorporation of HII Mission Driven Innovative Solutions Inc. relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. The certificates of incorporation of each of Fleet Services Holding Corp. and HII Mission Driven Innovative Solutions Holding Company provide that a director of the corporation will not have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors. The certificates of incorporation of each of HII, Mission Driven Innovative Government Solutions Inc. and Hydroid, Inc. provide that to the extent permitted by law, the corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The certificates of incorporation of each of HII Technical Solutions Corporation and UniversalPegasus International Holdings, Inc. provide that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The certificates of incorporation of each of HII Services Corporation, Huntington Ingalls Engineering Services, Inc., Huntington Ingalls Industries Energy and Environmental Services, Inc., Huntington Ingalls Unmanned Maritime Systems, Inc., HII Unmanned Maritime Systems, Inc., HII Nuclear Inc., UniversalPegasus International, Inc., UP International, Inc., and UP Support Services, Inc. provide that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions), or (iv) for any transaction from which the director derives an improper personal benefit. The certificates of incorporation of each of HII Mission Driven Innovative Government Solutions Inc., UniversalPegasus International Holdings, Inc., UniversalPegasus International, Inc., UP International, Inc., and UP Support Services, Inc. further provide that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL. HII Nuclear Inc.’s certificate of incorporation provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify against such liability. All of the organizational documents for registrants located in Delaware formed as corporations, except for HII Mission Driven Innovative Solutions Inc., contain a provision to relieve directors from monetary damages.

The certificates of incorporation of each of Fleet Services Holding Corp., HII Mission Driven Innovative Government Solutions Inc. and Hydroid Inc. and the bylaws of Fleet Services Holding Corp. provide that the Company may advance expenses incurred by a director or officer in defending or investigating a threatened or pending action to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The bylaws of all of the registrants located in Delaware formed as corporations other than Fleet Services Holding Corp. provide that an indemnitee shall, to the fullest extent not prohibited by law, have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses. In addition, the bylaws provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

HII Fleet Support Group LLC

HII Fleet Support Group LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Amended and Restated LLC Agreement of HII Fleet Support Group LLC (the “HII Fleet Support Group LLC Agreement”) limits liability so that neither the member nor any manager, officer or agent of the company shall be liable for any debts, obligations or liabilities of the company or each other, whether arising in tort contract or otherwise, solely by reason of being a member, manager, officer or agent of the company or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the company. Further, the members, managers, or officers who were or are a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal including a proceeding brought on behalf of the member, because party is or was a member, manager or officer of the company, or is or was serving at the request of the company as a manager, director, trustee, partner or officer of another entity, against any liability and reasonable expenses (including reasonable attorneys’ fees) incurred by such party in connection with such proceeding unless a judgment or other final adjudication adverse to such party establishes that his or her acts were the result of willful misconduct or a knowing violation of law. The HII Fleet Support Group LLC Agreement provides that HII Fleet Support Group LLC will relieve each of its members, managers, officers or agents from personal liability to HII Fleet Support Group LLC for damages for any breach of duty owed to HII Fleet Support Group LLC; provided that, in the case of any officer, the liability of such person is not eliminated under the relevant section of the HII Fleet Support Group LLC Agreement if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions involved willful misconduct or a knowing violation of law. The HII Fleet Support Group LLC Agreement allows for advance payments for reasonable expenses incurred by an indemnified party. The HII Fleet Support Group LLC Agreement provides that HII Fleet Support Group LLC may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by the company to indemnify the member or the officers directly.

Registrants Incorporated in Virginia

With respect to the registrants incorporated in Virginia, the Virginia Stock Corporation Act (the “VSCA”) permits indemnification of a corporation’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Sections 13.1-697 and 13.1-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Additionally, Section 13.1-704 of the VSCA provides that a Virginia corporation has the power to make any further indemnity to any director or officer, including under its articles of incorporation or any by-law or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law.

The Amended and Restated Articles of Incorporation of Huntington Ingalls Incorporated and Veritas Analytics, Inc. provide that the registrant will indemnify its directors and officers to the fullest extent permitted by the VSCA. Veritas Analytics, Inc.’s indemnification is conditioned upon approval: (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designated directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (c) by special legal counsel (i) selected by the Board of Directors or its committee, or (ii) if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by a majority vote of the full Board of Directors, in which case directors who are parties may participate; or (d) by the shareholders of the corporation, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. The Amended Bylaws of Veritas Analytics, Inc. further allow the corporation to purchase insurance to indemnify it against the liability assumed by the corporation. The organizational documents of HII Energy Inc., HII Mechanical Inc. and Newport News Nuclear Inc. do not restrict the registrants’ ability to indemnify their directors and officers in accordance with the VSCA.

The Amended and Restated Articles of Incorporation of Huntington Ingalls Incorporated also provide that, to the fullest extent that the VSCA permits the limitation or elimination of the liability of directors and officers, none of its directors or officers shall be liable to it or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such persons having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

The PTR Group, LLC and Fulcrum IT Services, LLC

The PTR Group, LLC (“PTR”) and Fulcrum IT Services, LLC are Virginia limited liability companies. Section 13.1-1009 of the Virginia Limited Liability Company Act (the “VLLCA”) permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding. Section 13.1-1025 of the VLLCA provides for limitations on the amount of damages assessed against members and managers of a limited liability company arising out of a single transaction, occurrence or course of conduct, which may not exceed the lesser of: (i) the monetary amount, including the elimination of liability, specified in writing in the articles of organization or an operating agreement as a limitation on or elimination of the liability of the manager or member; or (ii) the greater of (a) $100,000 or (b) the amount of cash compensation received by the manager or member from the limited liability company during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of a manger or member shall not be limited to the extent otherwise provided in the articles of organization or an operating agreement, or if the manager or member engaged in willful misconduct or a knowing violation of the criminal law.

The LLC Agreement of Fulcrum IT Services, LLC (the “Fulcrum IT Services LLC Agreement”) provides that no Member, officer or other authorized agent of the Company shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Fulcrum IT Services LLC Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s willful misfeasance or bad faith. In the event that the Member, or any of its direct or indirect members, partners, directors, managing directors, officers, stockholders, employees, agents, affiliates or controlling persons, or any officer of the Company (collectively, the “Indemnified Persons”; and each an “Indemnified Person”), becomes involved, in any capacity, in any threatened, pending or completed, action, suit proceeding or investigation, in connection with any matter arising out of or relating to the Company’s business or affairs, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, suit proceeding or investigation as provided in the exception contained in the next succeeding sentence. To the fullest extent permitted by law, the Company also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Costs”), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company’s business or affairs, except to the extent that any such Costs result solely from the willful misfeasance or bad faith of such Indemnified Person.

The Amended and Restated Operating Agreement of PTR provides that the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and the sole member shall not be obligated personally for any such debt, obligation or liability of the company solely by reason of being the sole member, except and only to the extent as otherwise expressly required by law. Further, the company permits indemnification to the fullest extent permitted by the VLLCA and will indemnify and hold harmless each officer from and against any and all claims asserted against or incurred by such officer arising out of or in connection with such officer’s conduct in carrying out the company’s purposes; provided, however, that no officer shall be indemnified for any liability for fraud, intentional misconduct, gross negligence, or a knowing violation of the law that was material to the cause of action.

Registrant Incorporated in California

HII San Diego Shipyard Inc.

HII San Diego Shipyard Inc. (“SDSY”) is a California corporation. Section 317 of the California General Corporation Law (the “CGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any threatened, pending or completed action or proceeding (with certain exceptions), whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such action or proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 204 of the CGCL provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Bylaws of SDSY allow for the indemnification of officers and directors to the extent permitted by the CGCL, except with respect to proceedings for which such persons are liable for negligence or misconduct in the performance of their duties. The Bylaws of SDSY further provide that it may advance expenses incurred in defending any proceeding prior to the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it shall be determined ultimately that the director or officer is not entitled to be indemnified.

The Bylaws of SDSY also authorize the maintenance of an insurance policy to protect officers and directors pursuant to Section 317 of the CGCL.

Registrant Incorporated in Alabama

HII Mission Driven Innovative Technical Services LLC

HII Mission Driven Innovative Technical Services LLC (“HII MDITS”) is an Alabama limited liability company. Section 10A-5A-4.10 of the Alabama Limited Liability Company Law (“Alabama LLC Law”) states that a limited liability company, or a series thereof, may indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person.

The Limited Liability Company Agreement of HII MDITS states that the company shall indemnify and defend the member and the officers of the company, and any employee or agent of the company, and hold each of them harmless from and against any and all obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses, and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the indemnified party (including, without limitation, all costs and expenses of defense, appeal, and settlement) to the fullest extent permitted by Alabama LLC Law.

Registrant Incorporated in Illinois

Integrated Information Technology Corporation.

Integrated Information Technology Corporation (“Integrated Information Technology”) is an Illinois corporation. Section 8.75 of the Illinois Business Corporation Act (the “IBCA”) provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines, and settlement payments actually and reasonably incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer, or employee of the corporation has been successful in defending any such action, suit, or proceeding (even one on behalf of the corporation) or in defense of any claim, issue, or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the IBCA.

Integrated Information Technology’s articles of incorporation provide that the company will, in the case of persons who are or were directors or officers, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Integrated Information Technology, or is or was serving at the request of Integrated Information Technology as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provisions are applicable to all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The articles of incorporation of Integrated Information Technology require such determination for indemnification to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors if so directed by independent legal counsel in a written opinion, or (c) by the stockholders. No indemnification will be permissible if the director or officer has not met the applicable standard of conduct set forth in Section 8.75 of the IBCA.

Integrated Information Technology’s articles of incorporation limit a director’s personal liabilities to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the IBCA, or (iv) for any transaction from which the director derived an improper personal benefit.

Registrants Incorporated in Texas

Universal Ensco, Inc. and Pegasus International, Inc.

With respect to the registrants incorporated in Texas, under the provisions of Chapter 8 of the Texas Business Organizations Code (the “Texas Business Organizations Code”), subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons.

Sections 8.101 and 8.102 of the Texas Business Organizations Code provide that any governing person, former governing person, or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by such person in connection with any threatened, pending, or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative, in which he was, is, or is threatened to be made a respondent in such action or proceeding if it is determined, in accordance with Section 8.103 of the Texas Business Organizations Code, that: (i) acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal action or proceeding, did not have a reasonable cause to believe that his or her conduct was unlawful. If the person is found liable to the corporation, or if the person is found liable on the basis that he or she improperly received a personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the actions or proceedings and does not include a judgment, penalty, fine, or excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by (i) a majority vote of the disinterested members of the governing authority of the corporation, (ii) a majority vote of a committee of the governing authority of the corporation if the committee is designated by a majority vote of the disinterested members of the governing authority or if such committee is composed solely of disinterested members of the governing authority, (iii) special legal counsel selected by the governing authority or a committee thereof, or (iv) the owners of the corporation (excluding ownership interests held by each governing person who is not disinterested and independent).

If a prospective indemnitee is wholly successful in the defense of the action or proceeding, on the merits or otherwise, or a court determines that such person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 and Section 8.052 of the Texas Business Organizations Code. In connection with any action or proceeding in which a prospective indemnitee is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the action or proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to any action or proceeding in which such person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

The articles of incorporation and bylaws of each of Universal Ensco, Inc. and Pegasus International, Inc. provide that each director, each officer, and each other person who may have acted as a representative of the corporation at its request, and their heirs, executors, and administrators, shall be indemnified by the corporation against any costs and expenses, including counsel fees, reasonably incurred in connection with any civil, criminal, administrative or other claim, action, suit, or proceeding in which they may become involved or with which they may be threatened, by reason of their being or having been a director or officer of the corporation, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine, or penalty, except costs, expenses, or payments in relation to any matter as to which they shall be finally adjudged not to have acted in good faith and in the best interests of the corporation, or finally adjudged not to have had reasonable cause to believe their action was legal, or in relation to any matter as to which there has been no adjudication with respect to their performance of their duties to the corporation unless the corporation shall receive an opinion from independent counsel that the director, officer, or representative has acted in good faith in what they considered to be the best interests of the corporation and with no reasonable cause to believe the action was illegal. In the case of a criminal action, suit, or proceeding, a conviction, or judgment (whether after trial or based on a plea of guilty or nolo contendere or its equivalent) shall not be deemed an adjudication that the director, officer, or representative was derelict in the performance of their duties to the corporation if they acted in good faith in what they considered to be the best interests of the corporation and with no reasonable cause to believe the action was illegal. To receive any indemnification from the companies, such person must receive approval from: (i) the board of directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the board of directors, a copy of which shall be delivered to the indemnitee, (iv) the stockholders of the Corporation or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the board of directors, a copy of which shall be delivered to the indemnitee.

The bylaws of Pegasus International, Inc. authorize the corporation to purchase and maintain liability, indemnification and/or other similar insurance on behalf of itself, and/or for any person who is or was a director, officer, or other agent of the corporation.

Registrant Incorporated in Maryland

G2, Inc.

G2, Inc. (“G2”) is a Maryland corporation. Maryland law permits a Maryland corporation to include in its charter any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but it may not include any provision that restricts or limits the liability of its directors or officers or its stockholders, to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (2) a judgment or other final adjudication adverse to the person is entered into a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Section 2-418 of the Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding; and (a) was committed in bad faith; or (b) was the result of active and deliberate dishonesty; or (i) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The MGCL provides that indemnification may not be made in respect of any proceeding in which the director is found to be liable to the corporation. Further, a corporation may not indemnify a director in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received. A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit, may petition a court to order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 2-418 of the MGCL requires, unless prohibited by a corporation’s charter, that a director or an officer who is successful on the merits or otherwise in defense of any proceeding, be indemnified against reasonable expenses incurred in such defense. Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

G2’s charter provides that a director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under the MGCL.

The bylaws of G2 allow for the indemnification of each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the corporation or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the MGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in the corporation’s bylaws, the corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such indemnitee, or (ii) the corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the board of directors.

In addition to the right to indemnification, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses. The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of the Articles of Incorporation or the Bylaws or otherwise.

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

Item 21.	Exhibits.

(a)	Exhibits.

The Exhibit Index immediately preceding the signature page is incorporated herein by reference.

Item 22.	Undertakings.

The undersigned Registrants hereby undertake:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated March 30, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2011)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 28, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 21, 2015 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015)

3.4	Restated Bylaws of Huntington Ingalls Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 1, 2016)

3.5	Certificate of Incorporation of Fleet Services Holding Corp., dated May 12, 1999 (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.6	Bylaws of Fleet Services Holding Corp. (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.7	Articles of Organization of Fulcrum IT Services, LLC, dated April 13, 2010

3.8	Articles of Amendment of Fulcrum IT Services, LLC, dated April 15, 2010

3.9	Certificate of Merger merging Fulcrum IT Services Company with and into Fulcrum Services, LLC, dated April 16, 2010

3.10	Limited Liability Company Agreement of Fulcrum IT Services, LLC, dated April 16, 2010

3.11	Articles of Incorporation of G2, Inc., dated March 19, 2001

3.12	Articles of Amendment of G2, Inc., dated March 18, 2002

3.13	Articles of Merger of Slingshot Merger Corp. with and into G2, Inc., dated December 3, 2018

3.14	Articles of Amendment and Restatement of G2, Inc., dated December 7, 2018

3.15	Bylaws of G2, Inc.

3.16	Articles of Incorporation of HII Energy Inc. (f/k/a Newport News Energy Company), dated October 16, 2008 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.17	Certificate of Amendment of HII Energy Inc. (f/k/a Newport News Energy Company), dated July 2, 2018

3.18	HII Energy Inc. (f/k/a Newport News Energy Company) Bylaws (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.19	Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated April 14, 1999 (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

Exhibit No.	Description

3.20	Certificate of Amendment to Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated April 20, 1999 (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.21	Certificate of Amendment to Certificate of Formation of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated May 25, 2018

3.22	Amended and Restated LLC Agreement of HII Fleet Support Group LLC (f/k/a AMSEC LLC), dated July 13, 2007 (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.23	Articles of Restatement of the Articles of Incorporation of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation), dated September 2, 1997 (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.24	Articles of Amendment to the Articles of Restatement of the Articles of Incorporation of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation), dated December 28, 2001 (incorporated by reference to Exhibit 3.56 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.25	Certificate of Amendment of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation), dated July 2, 2018

3.26	Amended and Restated Bylaws of HII Mechanical Inc. (f/k/a Newport News Industrial Corporation) (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.27	Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 14, 1999 (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.28	Certificate of Merger merging Performance Engineering Corporation into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 22, 1999 (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.29	Certificate of Ownership and Merger merging PS Merger Sub, Inc. with and into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated June 6, 2005 (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.30	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 16, 2005 (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.31	Certificate of Ownership and Merger merging Nortel Federal Solutions Inc. with and into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 19, 2006 (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.32	Certificate of Ownership and Merger merging Nortel Government Solutions Holding Corporation with and into HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 22, 2006 (incorporated by reference to Exhibit 3.24 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.33	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated December 21, 2009 (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.34	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated March 31, 2014 (incorporated by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.35	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.), dated June 7, 2018

3.36	Bylaws of HII Mission Driven Innovative Government Solutions Inc. (f/k/a Camber Government Solutions Inc.) (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.37	Certificate of Incorporation of HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation), dated February 8, 2016

3.38	Certificate of Merger of Cobra Merger Corp. with and into HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation), dated December 1, 2016 (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.39	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation), dated June 7, 2018

3.40	Amended and Restated Bylaws of HII Mission Driven Innovative Solutions Holding Company (f/k/a Camber Holding Corporation) (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.41	Certificate of Incorporation of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated April 1, 1985 (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.42	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated February 2, 1988 (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.43	Certificate for Renewal and Revival of Charter of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated June 9, 1988 (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.44	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated October 22, 1990 (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.45	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated November 18, 1991 (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.46	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated February 7, 1992 (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.47	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated August 7, 2003 (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.48	Certificate of Ownership and Merger merging Complex Solutions, Inc. with and into HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated December 23, 2009 (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.49	Certificate of Ownership and Merger merging i2S, Inc. with and into HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated November 19, 2015 (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.50	Certificate of Merger of Camber Merger Sub Inc. with and into HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated March 7, 2016 (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.51	Certificate of Amendment to the Certificate of Incorporation of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation), dated June 7, 2018

3.52	Amended and Restated Bylaws of HII Mission Driven Innovative Solutions Inc. (f/k/a Camber Corporation) (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.53	Articles of Organization of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated April 26, 2004 (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.54	First Amendment to the Articles of Organization of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated April 13, 2009 (incorporated by reference to Exhibit 3.31 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.55	Amendment to the Articles of Organization of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated June 7, 2018

3.56	Limited Liability Company Agreement of HII Mission Driven Innovative Technical Services LLC (f/k/a Camber Technical Services, L.L.C.), dated January 1, 2017 (incorporated by reference to Exhibit 3.32 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.57	Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated June 1, 2010 (incorporated by reference to Exhibit 3.62 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.58	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated December 12, 2014 (incorporated by reference to Exhibit 3.63 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.59	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.), dated June 7, 2018

3.60	Amended and Restated Bylaws of HII Nuclear Inc. (f/k/a Stoller Newport News Nuclear, Inc.) (incorporated by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.61	Articles of Incorporation of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.), dated July 1, 1981 (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

Exhibit No.	Description

3.62	Certificate of Amendment of the Articles of Incorporation of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.), dated July 17, 1984 (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.63	Certificate of Amendment of the Articles of Incorporation of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.), dated June 27, 2018

3.64	Bylaws of HII San Diego Shipyard Inc. (f/k/a Continental Maritime of San Diego, Inc.) (incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.65	Certificate of Incorporation of HII Services Corporation, dated September 25, 2014 (incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.66	Bylaws of HII Services Corporation (incorporated by reference to Exhibit 3.39 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.67	Certificate of Incorporation of HII Technical Solutions Corporation, dated October 5, 2016 (incorporated by reference to Exhibit 3.40 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.68	Bylaws of HII Technical Solutions Corporation (incorporated by reference to Exhibit 3.41 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.69	Certificate of Incorporation of HII Unmanned Maritime Systems Inc. (f/k/a Undersea Solutions Corporation), dated September 10, 2014 (incorporated by reference to Exhibit 3.65 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.70	Certificate of Amendment to the Certificate of Incorporation of HII Unmanned Maritime Systems Inc. (f/k/a Undersea Solutions Corporation), dated May 25, 2018

3.71	Bylaws of HII Unmanned Maritime Systems Inc. (f/k/a Undersea Solutions Corporation) (incorporated by reference to Exhibit 3.66 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.72	Certificate of Incorporation of Huntington Ingalls Engineering Services, Inc., dated May 6, 2014 (incorporated by reference to Exhibit 3.42 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.73	Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of Huntington Ingalls Engineering Services, Inc., dated May 7, 2014 (incorporated by reference to Exhibit 3.43 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.74	Bylaws of Huntington Ingalls Engineering Services, Inc. (incorporated by reference to Exhibit 3.44 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.75	Certificate of Restatement of Articles of Incorporation of Huntington Ingalls Incorporated, dated April 14, 2011 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.76	Amended and Restated Bylaws of Huntington Ingalls Incorporated (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.77	Certificate of Incorporation of Huntington Ingalls Industries Energy and Environmental Services, Inc., dated December 17, 2013 (incorporated by reference to Exhibit 3.47 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.78	Bylaws of Huntington Ingalls Industries Energy and Environmental Services, Inc. (incorporated by reference to Exhibit 3.48 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.79	Certificate of Incorporation of Huntington Ingalls Unmanned Maritime Systems, Inc., dated September 10, 2014 (incorporated by reference to Exhibit 3.49 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.80	Bylaws of Huntington Ingalls Unmanned Maritime Systems, Inc. (incorporated by reference to Exhibit 3.50 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.81	Certificate of Incorporation of Hydroid, Inc., dated December 7, 2007

3.82	Bylaws of Hydroid, Inc.

3.83	Articles of Amendment and Restated Articles of Incorporation of Integrated Information Technology Corporation, dated May 28, 2004 (incorporated by reference to Exhibit 3.51 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.84	Bylaws of Integrated Information Technology Corporation (incorporated by reference to Exhibit 3.52 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.85	Articles of Incorporation of Newport News Nuclear Inc., dated May 17, 2007 (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.86	Bylaws of Newport News Nuclear Inc. (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 filed on December 15, 2011)

3.87	Articles of Incorporation of Pegasus International, Inc., dated May 25, 1999 (incorporated by reference to Exhibit 3.60 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.88	Certificate of Amendment of Pegasus International, Inc., dated June 13, 2019

3.89	Amended and Restated Bylaws of Pegasus International, Inc. (incorporated by reference to Exhibit 3.61 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.90	Articles of Conversion of The PTR Group, Inc. into The PTR Group, LLC, dated January 30, 2018

3.91	Articles of Restatement of The PTR Group, LLC, dated March 9, 2018

3.92	Amended and Restated Operating Agreement of The PTR Group, LLC, dated February 2, 2018

3.93	Articles of Incorporation of Universal Ensco, Inc., dated March 23, 1982 (incorporated by reference to Exhibit 3.67 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.94	Articles of Amendment to the Articles of Incorporation of Universal Ensco, Inc., dated May 14, 1982 (incorporated by reference to Exhibit 3.68 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.95	Articles of Amendment to the Articles of Incorporation of Universal Ensco, Inc., dated October 27, 1987 (incorporated by reference to Exhibit 3.69 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.96	Articles of Merger between Pipeline Design Enterprises, Inc. and Universal Ensco, Inc. dated July 24, 1989 (incorporated by reference to Exhibit 3.70 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.97	Articles of Correction to Articles of Merger between Pipeline Design Enterprises, Inc. and Universal Ensco, Inc. dated April 9, 1990 (incorporated by reference to Exhibit 3.71 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.98	Articles of Amendment to the Articles of Incorporation of Universal Ensco, Inc., dated February 19, 1992 (incorporated by reference to Exhibit 3.72 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.99	Articles of Merger between Jeffries & Associates, Inc. and Universal Ensco, Inc., dated September 30, 1992 (incorporated by reference to Exhibit 3.73 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.100	Articles of Merger between Geoplane Services Corporation and Universal Ensco, Inc. dated December 29, 1994 (incorporated by reference to Exhibit 3.74 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.101	Articles of Merger between Universal Associates, Inc. and Universal Ensco, Inc., dated September 29, 1998 (incorporated by reference to Exhibit 3.75 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.102	Articles of Correction of Articles of Amendment of Universal Ensco, Inc., dated February 7, 2008 (incorporated by reference to Exhibit 3.76 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.103	Certificate of Amendment of Universal Ensco, Inc., dated June 13, 2019

3.104	Amended and Restated Bylaws of Universal Ensco, Inc. (incorporated by reference to Exhibit 3.77 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.105	Second Amended and Restated Certificate of Incorporation of UniversalPegasus International Holdings, Inc., dated June 5, 2014 (incorporated by reference to Exhibit 3.78 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.106	Amended and Restated Bylaws of UniversalPegasus International Holdings, Inc. (incorporated by reference to Exhibit 3.79 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.107	Second Amended and Restated Certificate of Incorporation of UniversalPegasus International, Inc., dated December 14, 2010 (incorporated by reference to Exhibit 3.80 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.108	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of UniversalPegasus International, Inc., dated September 28, 2012 (incorporated by reference to Exhibit 3.81 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.109	Certificate of Merger of UP Merger Sub, Inc. with and into UniversalPegasus International, Inc., dated September 28, 2012 (incorporated by reference to Exhibit 3.82 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.110	Amended and Restated Bylaws of UniversalPegasus International, Inc. (incorporated by reference to Exhibit 3.83 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.111	Amended and Restated Certificate of Incorporation of UP International Inc., dated November 17, 2009 (incorporated by reference to Exhibit 3.84 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.112	Amended and Restated Bylaws of UP International Inc. (incorporated by reference to Exhibit 3.85 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.113	Certificate of Incorporation of UP Support Services, Inc., dated January 23, 2008 (incorporated by reference to Exhibit 3.86 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

Exhibit No.	Description

3.114	Certificate of Amendment to the Certificate of Incorporation of UP Support Services, Inc., dated January 5, 2009 (incorporated by reference to Exhibit 3.87 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.115	Amended and Restated Bylaws of UP Support Services, Inc. (incorporated by reference to Exhibit 3.88 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.116	Articles of Incorporation of Veritas Analytics, Inc., dated March 1, 1999 (incorporated by reference to Exhibit 3.89 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

3.117	Bylaws of Veritas Analytics, Inc. (incorporated by reference to Exhibit 3.90 to the Company’s Registration Statement on Form S-4 filed on May 4, 2018)

4.1	Indenture, dated as of March 30, 2020, by and among Huntington Ingalls Industries, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including Guarantees and form of Senior Note) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2020)

4.2	Registration Rights Agreement, dated as of March 30, 2020, by and among Huntington Ingalls Industries, Inc., the Guarantors named therein and BofA Securities, Inc, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on March 30, 2020)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2	Opinion of Charles R. Monroe, Jr., Corporate Vice President, Associate General Counsel and Secretary of Huntington Ingalls Industries, Inc.

5.3	Opinion of James B. Perrine, Assistant General Counsel of Huntington Ingalls Industries, Inc.

5.4	Opinion of Edward S. Harrison, Assistant General Counsel of Huntington Ingalls Industries, Inc.

5.5	Opinion of Fermeen Fazal, Chief Counsel of UniversalPegasus International, Inc.

5.6	Opinion of Ballard Spahr LLP

23.1	Consent of Deloitte and Touche LLP, independent registered public accounting firm for Huntington Ingalls Industries, Inc.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.3	Consent of Charles R. Monroe, Jr. (included in Exhibit 5.2)

23.4	Consent of James B. Perrine (included in Exhibit 5.3)

23.5	Consent of Edward S. Harrison (included in Exhibit 5.4)

23.6	Consent of Fermeen Fazal (included in Exhibit 5.5)

23.7	Consent of Ballard Spahr LLP (included in Exhibit 5.6)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee under the Indenture

99.1	Form of Letter of Transmittal

99.2	Form of Letter to Registered Holders and The Depository Trust Company Participants

99.3	Form of Letter to Clients

99.4	Form of Notice of Guaranteed Delivery

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Huntington Ingalls Industries, Inc.

By:	/s/ C. Michael Petters
Name:	C. Michael Petters
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Huntington Ingalls Industries, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Michael Petters	President and Chief Executive Officer, and Director (Principal Executive Officer)	November 10, 2020
C. Michael Petters

/s/ Christopher D. Kastner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 10, 2020
Christopher D. Kastner

/s/ Nicholas G. Schuck	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 10, 2020
Nicolas G. Schuck

/s/ Kirkland H. Donald	Chairman	November 10, 2020
Kirkland H. Donald

/s/ Philip M. Bilden	Director	November 4, 2020
Philip M. Bilden

/s/ Augustus L. Collins	Director	November 10, 2020
Augustus L. Collins

Signature	Title	Date

/s/ Victoria D. Harker	Director	November 4, 2020
Victoria D. Harker

/s/ Anastasia D. Kelly	Director	November 10, 2020
Anastasia D. Kelly

/s/ Tracy B. McKibben	Director	November 10, 2020
Tracy B. McKibben

/s/ Thomas C. Schievelbein	Director	November 10, 2020
Thomas C. Schievelbein

/s/ John K. Welch	Director	November 10, 2020
John K. Welch

/s/ Stephen R. Wilson	Director	November 10, 2020
Stephen R. Wilson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

Fleet Services Holding Corp.

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Fleet Services Holding Corp. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Fleet Services Holding Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

Fulcrum IT Services, LLC

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Fulcrum IT Services, LLC hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Fulcrum IT Services, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020
Garry S. Schwartz

/s/ Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020
Karl W. Jahn, Jr.

/s/ Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020
Nicolas G. Schuck

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary of HII Mission Driven Innovative Solutions Inc., the Sole Member	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

G2, Inc.

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of G2, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable G2, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020
Garry S. Schwartz

/s/ Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020
Karl W. Jahn, Jr.

/s/ Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020
Nicolas G. Schuck

/s/ Edgar A. Green III	Director	November 10, 2020
Edgar A. Green III

/s/ Charles R. Monroe, Jr.	Director	November 10, 2020
Charles R. Monroe, Jr.

/s/ D. R. Wyatt	Director	November 10, 2020
D. R. Wyatt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII Energy Inc.

By:	/s/ Michael K. Lempke
Name:	Michael K. Lempke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Energy Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Energy Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lempke	(Principal Executive Officer)	November 10, 2020
Michael K. Lempke

/s/ Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020
Karl W. Jahn, Jr.

/s/ Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020
Nicolas G. Schuck

/s/ Edgar A. Green III	Director	November 10, 2020
Edgar A. Green III

/s/ Charles R. Monroe, Jr.	Director	November 10, 2020
Charles R. Monroe, Jr.

/s/ D. R. Wyatt	Director	November 10, 2020
D. R. Wyatt

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

HII Fleet Support Group LLC

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and sole member of HII Fleet Support Group LLC hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and sole member to enable HII Fleet Support Group LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020
Garry S. Schwartz

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Sole Manager	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII Mechanical Inc.

By:	/s/ Julia R. Jones
Name:	Julia R. Jones
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Mechanical Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Mechanical Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julia R. Jones Julia R. Jones	(Principal Executive Officer)	November 10, 2020

/s/ Donald W. Godwin Donald W. Godwin	(Principal Financial Officer)	November 2, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Jennifer R. Boykin Jennifer R. Boykin	Director	November 6, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

HII Mission Driven Innovative Government Solutions Inc.

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Mission Driven Innovative Government Solutions Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Mission Driven Innovative Government Solutions Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green, III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D.R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII Mission Driven Innovative Solutions Holding Company

By:	/s/ Edgar A. Green III
Name:	Edgar A. Green III
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Mission Driven Innovative Solutions Holding Company hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Mission Driven Innovative Solutions Holding Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

HII Mission Driven Innovative Solutions Inc.

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Mission Driven Innovative Solutions Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Mission Driven Innovative Solutions Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

HII Mission Driven Innovative Technical Services LLC

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Mission Driven Innovative Technical Services LLC hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Mission Driven Innovative Technical Services LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary of HII Mission Driven Innovative Solutions Inc., the Sole Member	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII Nuclear Inc.

By:	/s/ Michael K. Lempke
Name:	Michael K. Lempke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Nuclear Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Nuclear Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lempke Michael K. Lempke	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Michael K. Lempke Michael K. Lempke	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII San Diego Shipyard Inc.

By:	/s/ Edgar A. Green III
Name:	Edgar A. Green III
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII San Diego Shipyard, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII San Diego Shipyard, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII Services Corporation

By:	/s/ C. Michael Petters
Name:	C. Michael Petters
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Services Corporation hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Services Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Michael Petters C. Michael Petters	(Principal Executive Officer)	November 10, 2020

/c/ Christopher D. Kastner Christopher D. Kastner	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ C. Michael Petters C. Michael Petters	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII Technical Solutions Corporation

By:	/s/ Edgar A. Green III
Name:	Edgar A. Green III
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Technical Solutions Corporation hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Technical Solutions Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

HII Unmanned Maritime Systems, Inc.

By:	/s/ Duane W. Fotheringham
Name:	Duane W. Fotheringham
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of HII Unmanned Maritime Systems, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable HII Unmanned Maritime Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane W. Fotheringham Duane W. Fotheringham	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Huntington Ingalls Engineering Services, Inc.

By:	/s/ Edgar A. Green III
Name:	Edgar A. Green III
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Huntington Ingalls Engineering Services, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Engineering Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Huntington Ingalls Incorporated

By:	/s/ C. Michael Petters
Name:	C. Michael Petters
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Huntington Ingalls Incorporated hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Michael Petters C. Michael Petters	(Principal Executive Officer)	November 10, 2020

/s/ Christopher D. Kastner Christopher D. Kastner	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ C. Michael Petters C. Michael Petters	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Huntington Ingalls Industries Energy and Environmental Services, Inc.

By:	/s/ Michael K. Lempke
Name:	Michael K. Lempke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Huntington Ingalls Industries Energy and Environmental Services, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Industries Energy and Environmental Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lempke Michael K. Lempke	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Huntington Ingalls Unmanned Maritime Systems, Inc.

By:	/s/ Edgar A. Green III
Name:	Edgar A. Green III
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Huntington Ingalls Unmanned Maritime Systems, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Unmanned Maritime Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edgar A. Green III Edgar A. Green III	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Hydroid, Inc.

By:	/s/ Duane W. Fotheringham
Name:	Duane W. Fotheringham
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Hydroid, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Hydroid, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane W. Fotheringham Duane W. Fotheringham	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

Integrated Information Technology Corporation

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Integrated Information Technology Corporation hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Integrated Information Technology Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Newport News Nuclear Inc.

By:	/s/ Michael K. Lempke
Name:	Michael K. Lempke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Newport News Nuclear Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Newport News Nuclear Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Lempke Michael K. Lempke	(Principal Executive Officer)	November 10, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Pegasus International, Inc.

By:	/s/ Thomas J. Davison
Name:	Thomas J. Davison
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Pegasus International, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Pegasus International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Davison Thomas J. Davison	(Principal Executive Officer)	November 10, 2020

/s/ Victor I. Kohanski Victor I. Kohanski	(Principal Financial Officer)	November 3, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

The PTR Group, LLC

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of The PTR Group, LLC hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable The PTR Group, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Secretary of Fulcrum IT Services, LLC, the Sole Member	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

Universal Ensco, Inc.

By:	/s/ Thomas J. Davison
Name:	Thomas J. Davison
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Universal Ensco, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Universal Ensco, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Davison Thomas J. Davison	(Principal Executive Officer)	November 10, 2020

/s/ Victor I. Kahanski Victor I. Kohanski	(Principal Financial Officer)	November 3, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

UniversalPegasus International Holdings, Inc.

By:	/s/ Thomas J. Davison
Name:	Thomas J. Davison
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of UniversalPegasus International Holdings, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable UniversalPegasus International Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Davison Thomas J. Davison	(Principal Executive Officer)	November 10, 2020

/s/ Victor I. Kohanski Victor I. Kohanski	(Principal Financial Officer)	November 3, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

UniversalPegasus International, Inc.

By:	/s/ Thomas J. Davison
Name:	Thomas J. Davison
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of UniversalPegasus International, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable UniversalPegasus International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Davison Thomas J. Davison	(Principal Executive Officer)	November 10, 2020

/s/ Victor I. Kohanski Victor I. Kohanski	(Principal Financial Officer)	November 3, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

UP International, Inc.

By:	/s/ Thomas J. Davison
Name:	Thomas J. Davison
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of UP International, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable UP International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Davison Thomas J. Davison	(Principal Executive Officer)	November 10, 2020

/s/ Victor I. Kohanski Victor I. Kohanski	(Principal Financial Officer)	November 3, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 10, 2020.

UP Support Services, Inc.

By:	/s/ Thomas J. Davison
Name:	Thomas J. Davison
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of UP Support Services, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable UP Support Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Davison Thomas J. Davison	(Principal Executive Officer)	November 10, 2020

/s/ Victor I. Kohanski Victor I. Kohanski	(Principal Financial Officer)	November 3, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Commonwealth of Virginia, on November 2, 2020.

Veritas Analytics, Inc.

By:	/s/ Garry S. Schwartz
Name:	Garry S. Schwartz
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Veritas Analytics, Inc. hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Veritas Analytics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garry S. Schwartz Garry S. Schwartz	(Principal Executive Officer)	November 2, 2020

/s/ Karl W. Jahn, Jr. Karl W. Jahn, Jr.	(Principal Financial Officer)	November 10, 2020

/s/ Nicolas G. Schuck Nicolas G. Schuck	(Principal Accounting Officer)	November 10, 2020

/s/ Edgar A. Green III Edgar A. Green III	Director	November 10, 2020

/s/ Charles R. Monroe, Jr. Charles R. Monroe, Jr.	Director	November 10, 2020

/s/ D. R. Wyatt D. R. Wyatt	Director	November 10, 2020